SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
        [  ]  Preliminary Proxy Statement
        [  ]  Confidential, for Use of the Commission Only
                 (as permitted by Rule 14a-6(e)(2))
        [X ]  Definitive Proxy Statement
        [  ]  Definitive Additional Materials
        [  ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                               SPORTS ARENAS, INC.
         --------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


      ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:______
    2) Aggregate number of securities to which transaction applies: _______
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):________
    4) Proposed maximum aggregate value of transaction:_________
    5) Total fee paid: __________

[ ] Fee paid previously with preliminary materials. _________
[ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1) Amount Previously Paid: _________
        2) Form, Schedule or Registration Statement No.: ________
        3) Filing Party: ________
        4) Date Filed: ________

                               SPORTS ARENAS, INC.
                            [A DELAWARE CORPORATION]


                       5230 CARROLL CANYON ROAD, SUITE 310
                           SAN DIEGO, CALIFORNIA 92121



                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                DECEMBER 21, 2001


TO THE SHAREHOLDERS OF SPORTS ARENAS, INC.:

     The Annual Shareholders' Meeting (the "Meeting") will be held at 10:00 A.M. on Friday, December 21, 2001, at 7415 Carroll Road, Suite C, San Diego, California 92121, for the purpose of considering and voting upon the following matters, each of which is described in the annexed Proxy Statement:

     1. The election of five directors, to hold office until the next Annual Meeting of Shareholders, or until their successors are elected and qualified.

     2. Such other matters as may properly come before the Meeting or any adjournments of it.

     November 6, 2001 is the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. A list of shareholders entitled to vote at the Meeting will be available for inspection at the offices of the Company for 10 days before the Meeting.

     We hope you can attend the Meeting in person; HOWEVER, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. ANY SHAREHOLDER WHO SIGNS AND SENDS IN A PROXY MAY REVOKE IT BY EXECUTING A NEW PROXY WITH A LATER DATE; BY WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT ANY TIME BEFORE IT IS VOTED; OR BY ATTENDANCE AT THE MEETING AND VOTING IN PERSON.


               BY ORDER OF THE BOARD OF DIRECTORS

                /S/ Harold S. Elkan
                    ---------------------
                     Harold S. Elkan
                     President


San Diego, California
November 20, 2001

                               SPORTS ARENAS, INC.
                       5230 CARROLL CANYON ROAD, SUITE 310
                           SAN DIEGO, CALIFORNIA 92121

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                DECEMBER 21, 2001


     Proxies in the form enclosed with this Proxy Statement are solicited by the Management of Sports Arenas, Inc. (the "Company"), in connection with the Annual Meeting of Shareholders of the Company to be held December 21, 2001, at the place set forth in the preceding Notice of Annual Meeting of Shareholders.

     This Proxy Statement and the form of proxy are being first mailed to the Company's shareholders on or about November 22, 2001. In addition to mailing copies of this material to all shareholders, the Company has requested banks and brokers to forward copies of such material to persons for whom they hold stock of the Company, and to request authority for execution of the proxies. The Company will reimburse such banks and brokers for their reasonable out-of-pocket expenses incurred in connection therewith. Officers and regular employees of the Company may, without being additionally compensated therefor, solicit proxies by mail, telephone, telegram or personal contact. All expenses of this solicitation of proxies will be paid by the Company. The Company does not expect to employ any other person or entity to assist in the solicitation of proxies.


     Any shareholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised at the meeting by: (a) filing with the secretary of the Company a written notice revoking it; (b) executing a proxy bearing a later date; or (c) attending the meeting and voting in person.

     All shares represented by valid proxies will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the proxy holders. Any duly executed proxy on which no direction is specified will be voted for the election of the nominees named herein to the Board of Directors described in the Notice of Meeting of Shareholders and this Proxy Statement.

VOTING
-------
     Only shareholders of record of the Company's common stock at the close of business on November 6, 2001 (the "Record Date"), are entitled to notice of, and to vote at the annual shareholders' meeting. On the Record Date there were 27,250,000 shares of common stock outstanding.

     Each shareholder of record is entitled to one vote on each of the matters to be presented to the shareholders at the meeting, except that shareholders may have cumulative voting rights with respect to the election of Directors. All proxies which are returned will be counted by the Inspector of Elections in determining the presence of a quorum and each issue to be voted on. An abstention from voting or a broker non-vote is not counted in the voting process under California law.

     In accordance with the California General Corporation Law, as applicable to the Company, each shareholder entitled to vote for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares owned, or distribute the shareholder's votes on the same principal among as many candidates as the shareholder thinks fit.

     The proxy process does not permit shareholders to cumulate votes. No shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of shares owned) unless the candidate or candidates' names for which such votes are to be cast have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

                                     Page-1

     At this time, Management does not intend to give notice of cumulative voting or to cumulate votes it may hold pursuant to the proxies solicited herein, unless the required notice by a shareholder is given in proper format at the meeting, in which instance Management intends to cumulatively vote all of the proxies held by it in favor of the nominees as set forth herein.

     The shares represented by all properly executed proxies will be voted in accordance with the shareholder's directions. If the proxy card is properly executed and returned without direction as to how the shares are to be voted, the shares will be voted as recommended by the Board of Directors.

                        PROPOSAL 1: ELECTION OF DIRECTORS
                        ---------------------------------

     The Company's bylaws provide for a board of five directors. Consequently, five directors are proposed to be elected at the Meeting, each to hold office until the next annual shareholders' meeting or until his successor is elected and qualified. Unless authority is withheld, or any nominee is unable or unwilling to serve, the persons named in the enclosed form of proxy will vote such proxy for the election of the nominees listed below. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the proxy will be voted for a substitute selected by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable.

     The Board of Directors held one meeting during the fiscal year ended June 30, 2001. The meeting was attended by all of the incumbent directors.

     In September 1988, the Board of Directors appointed Patrick D. Reiley as an audit committee of one. The audit committee is to oversee the Company's accounting and financial reporting policies including recommendations to the Board of Directors regarding appointment of independent auditors, review with the independent auditors of the accounting principles and practices followed and the adequacy thereof, review annual audit and financial results, approve any material change in accounting principles, policies and procedures and to make recommendations to the Board of Directors with regard to any of the foregoing. The audit committee met once in the year ended June 30, 2001.

     The audit committee has reviewed and discussed the audited financial statements of the Company for the year ended June 30, 2001 with management. The audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
Section 380), has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No.1 and has discussed the independence of the independent auditors with them. Based on its review of the audited financial statements and the foregoing discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report and Form 10-K for the year ended June 30, 2001.

     The sole member of the audit committee is Patrick D. Reiley.

     The following table sets forth certain information about the Directors, each of whom are nominees, and executive officers of the Company:
                                 Age on
                                  Record    Present Position with   Director
                 Name              Date          the Company         since
                 ----              ----          -----------         -----
            Harold S. Elkan         58      Chairman of the Board     1983
                                                  President

           Steven R. Whitman        48            Director            1989
                                            Chief Financial Officer
                                                  Secretary

           Patrick D. Reiley        60            Director            1986
           James E. Crowley         54            Director            1989
          Robert A. MacNamara       53            Director            1989

     Harold S. Elkan has served as Chairman of the Board of Directors and President of the Company since November 1983. At that time, Andrew Bradley, Inc., of which Mr. Elkan is the sole shareholder, acquired 21,808,267 shares of


                                     Page-2
the Company's common stock. For 10 years prior to his involvement with the Company, Mr. Elkan was the controlling principal of Elkan Realty & Investment Co., a commercial real estate brokerage firm located in St. Louis, Missouri, and the president of Brandy Properties, Inc., an owner and operator of commercial real estate.

     Steven R. Whitman has been a director and Assistant Secretary of the Company since 1989 and the Secretary since January 1995. He is a certified public accountant and has been the Chief Financial Officer of the Company since May 1987. Before joining the Company, Mr. Whitman practiced public accounting with the firm of Laventhol & Horwath, Certified Public Accountants, for five years, four of which were as a manager in the audit department.

     Patrick D. Reiley was the Chairman of the Board and Chief Executive Officer of Reico Insurance Brokers, Inc. (Reico) from 1980 until June 1995, when Reico ceased doing business. Reico was an insurance brokerage firm in San Diego, California. From 1995 to 1997, Mr. Reiley was an independent business consultant. Mr. Reiley has been a principal of A.R.I.S., Inc., an international insurance brokerage company, since 1997.

     James E. Crowley has been an owner and operator of various automobile dealerships for the last twenty years. Mr. Crowley was President and controlling shareholder Coast Nissan from 1992 to August 1996; and has been President of the Automotive Group since March 1994. The Automotive Group operates North County Ford, North County Jeep GMC, TAG Collision Repair, and Lake Elsinore Ford.

     Robert A. MacNamara had been employed by Daley Corporation, a California corporation, from 1978 through 1997, the last eleven years of which he served as Vice President of the Property Division. Daley Corporation is a residential and commercial real estate developer and a general contractor. Since 1997 Mr. MacNamara has been an independent consultant to the real estate development industry.

     There are no understandings between any director or executive officer pursuant to which any director or executive officer was selected as a director or executive officer. There are no family relationships existing among any of the directors or executive officers of the Company.

Compensation
------------
     The following Summary Compensation Table shows the compensation paid for each of the last three fiscal years to the Chief Executive Officer of the Company and to the four most highly compensated executive officers of the Company whose total annual compensation for the fiscal year ended June 30, 2001, exceeded $100,000:
                                                     Long-term   All Other
    Name and                                           Compen-     Compen-
    ---------                                          --------    -------
Principal Position Year   Salary     Bonus    Other     sation      sation
------------------ ----   ------     -----    -----     ------      ------

Harold S. Elkan,   2001  $350,000  $100,000  $  --     $   --      $   --
   President       2000   350,000  $100,000     --         --          --
                   1999   350,000  $100,000     --         --          --

Steven R. Whitman, 2001   100,000      --       --         --          --
   Chief Financial 2000   100,000    10,000     --         --          --
     Officer       1999   100,000    10,000     --         --          --

     The Company has no Long-Term Compensation Plans. Although the Company provides some miscellaneous perquisites and other personal benefits to its executives, the amount of this compensation did not exceed the lesser of $50,000 or 10 percent of an executive's annual compensation.

     The Company hasn't issued any stock options or stock appreciation rights, nor does the Company maintain any long-term incentive plans or pension plans.

     The Company pays a $500 fee to each outside director for each director's meeting attended. The Company does not pay any other fees or compensation to its directors as compensation for their services as directors.

     The employment agreement for Harold S. Elkan (Elkan), the Company's President, expired in January 1998, however, the Company is continuing to honor the terms of the agreement until such time as the Compensation Committee can finish its review and propose a new contract. Pursuant to the expired employment agreement, Elkan is to receive a sum equal to twice his annual salary ($350,000 as of June 30, 2000) plus $50,000 if he is discharged by the Company without


                                     Page-3
good cause, or the employment agreement is terminated as a result of a change in the Company's management or voting control. The agreement also provides for miscellaneous perquisites, which do not exceed either $50,000 or 10 percent of his annual salary. The Board of Directors has authorized that up to $625,000 of loans can be made to Harold S. Elkan at interest rates not to exceed 10 percent.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------
     Harold S. Elkan, the Company's President, was appointed by the Company's Board of Directors as a compensation committee of one to review and set compensation for all Company employees other than Harold S. Elkan. The Company's outside Directors set compensation for Harold S. Elkan. None of the executive officers of the Company had an "interlock" relationship to report for the fiscal year ended June 30, 2001.

Compensation Committee Report
-----------------------------
     The Company's Board of Directors appointed Harold S. Elkan as a compensation committee of one to review and set compensation for all Company employees other than Harold S. Elkan. The Board of Directors, excluding Harold
S. Elkan and  Steven R.  Whitman,  set and  approve  compensation  for Harold S.
Elkan.

     The objectives of the Company's executive compensation program are to: attract, retain and motivate highly qualified personnel; and recognize and reward superior individual performance. These objectives are satisfied through the use of the combination of base salary and discretionary bonuses. The following items are considered in determining base salaries: experience, personal performance, responsibilities, and, when relevant, comparable salary information from outside the Company. Currently, the performance of the Company is not a factor in setting base salary compensation levels. Annual cash bonus payments are discretionary and for 2000 related to subjective criteria concerning the performance of the executive and the Company. A bonus of $100,000 was awarded to Harold Elkan in the year ended June 30, 2001.

     Outside members of Board of Directors approving the Compensation for Harold
S. Elkan are: Patrick D. Reiley, James E. Crowley, and Robert A. MacNamara.

     Directors' Compensation Committee for Other Employees: Harold S. Elkan

     The foregoing report and the Performance Graph herein provided below are not "soliciting material", are not deemed filed with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference and shall not otherwise be deemed filed under such Acts.

Performance Graph
-----------------
     The following graph compares the performance of $100 if invested in the Company's common stock (SAI) with the performance of $100 if invested in each of the Standard & Poors 500 Index (S&P 500) and the Standard & Poors Leisure Time Index (S&P LT).

     The performance graph provides information required by regulations of the Securities and Exchange Commission. However, the Company believes that this performance graph could be misleading if it is not understood that there is limited trading of the Company's stock. The Company's common stock has traded in the range of $.02 to $.06 for most of the past five years. As a result, a small increase in the per share price results in large percentage changes in the value of an investment.

     The performance is calculated by assuming $100 is invested at the beginning of the period (July 1994) in the Company's common stock at a price equal to its market value (the bid price). At the end of each fiscal year, the total value of the investment is computed by taking the number of shares owned multiplied by the market price of the shares at the end of each fiscal year.

                                     Page-4

         SCHEDULE OF COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
          -----------------------------------------------------------
                                 Sports                S&P Leisure
                 Year Ended    Arenas, Inc.   S&P 500       Time
                 ----------    -----------    -------  -----------
                    6/1996          100         100         100
                    6/1997          100         200         160
                    6/1998          300         255         128
                    6/1999          200         309         116
                    6/2000          200         327          95
                    6/2001          200         275         118


Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------
     The following table sets forth, as of November 6, 2001, certain information with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5 percent of its outstanding Common Stock, (ii) each of the Company's directors, and (iii) all directors and officers as a group. Except as noted below, to the best of the Company's knowledge, each of such persons has sole voting and investment power with respect to the shares beneficially owned.

                              Shares            Nature of
                           Beneficially         Beneficial     Percent
    Name and Address          Owned             Ownership      of Class
    ----------------      --------------   -----------------   --------
Harold S. Elkan           21,808,267 (a)    Sole investment      80.0%
5230 Carroll Canyon Road                    and voting power
San Diego, California

All directors and           21,808,267      Sole investment      80.0%
   officer as a group                       and voting power

     (a) These shares of stock are owned by Andrew Bradley, Inc., which is owned by Harold S. Elkan- 88%, Andrew S. Elkan- 6%, and Bradley J. Elkan- 6%. Andrew Bradley, Inc. has pledged 10,900,000 of its shares of Sports Arenas, Inc. stock as collateral for its loan from Sports
          Arenas, Inc. See Note 3(c) of Notes to Consolidated Financial Statements.

                                     Page-5

There is no arrangement known by the Company, the operation of which may at a subsequent date, result in a change in control of the Company.

Certain Relationships and Related Transactions
----------------------------------------------
     1. The Company has $394,339 of unsecured loans outstanding to Harold S. Elkan, (President, Chief Executive Officer, Director and, through his 88% owned corporation, Andrew Bradley, Inc., the majority shareholder of the Company) as of June 30, 2001 ($463,866 as of June 30, 2000). The balance at June 30, 2001 bears interest at 8 percent per annum and is due in monthly installments of interest only plus annual principal payments of $50,000 due on December 31 of each year. The balance is due January 1, 2002. The largest amount outstanding during the year was $463,866 in July 2000.

Elkan's primary source of repayment of unsecured loans from the Company is withholding from compensation received from the Company. Due to the Company's financial condition, there is uncertainty about the Company's ability to continue funding the additional compensation necessary to repay the unsecured loans. Therefore, during the year ended June 30, 1999, the Company recorded a $390,000 charge to reflect the uncertainty of the collectability of the unsecured loans. This charge was included in selling, general and administrative expense. The Company also discontinued recording the interest income on the loans except to the extent that balance of the loans remained below $390,000. As of June 30, 2001, $4,339 of interest accrued on the loans was unrecorded.

     2. In December 1990, the Company loaned $1,061,009 to the Company's majority shareholder, Andrew Bradley, Inc. (ABI), which is 88% owned by Harold
S. Elkan, the Company's President. The loan provided funds to ABI to pay its obligation related to its purchase of the Company's stock in November 1983. The loan to ABI provides for interest to accrue at an annual rate of prime plus 1-1/2 percentage points (8.25 percent at June 30, 2001) and to be added to the principal balance annually. As of June 30, 2001 and 2000, $1,230,483 of interest had been accrued and added to the loan balance in the financial statements. The loan is due in November 2003. The loan is collateralized by 10,900,000 shares of the Company's stock.

Effective January 1, 1999, the Company discontinued recognizing the accrual of interest income on the note receivable from shareholder. This policy was adopted in recognition that the shareholder's most likely source of funds for repayment of the loan is from sale of the Company's stock or dividends from the Company and that the Company has unresolved liquidity problems. The cumulative amount of interest that accrued but was not recorded was $620,007 as of June 30, 2001 ($359,797 as of June 30, 2000).




THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE NOMINEES FOR DIRECTORS AS SET
                       FORTH IN PROPOSAL 1 ON YOUR PROXY.

OTHER BUSINESS
--------------
     Management knows of no other business to be presented at the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote pursuant to the proxies in accordance with their judgment in such matters.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any person holding more than 10% of the Company's common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports.

Based solely on representations from officers and directors that no reportable transactions were made, the Company believes that during the fiscal year ended June 30, 2001, applicable filing requirements under Section 16(a) were satisfied.

                                     Page-6

SHAREHOLDER PROPOSALS
---------------------
     To be eligible for inclusion in the Company's Proxy Statement for the annual meeting of the Company's shareholders expected to be held in December 2001, shareholder proposals must be received by the Company at its principal office at 7415 Carroll Road, Suite C, San Diego, California 92121, prior to July 29, 2002, and must comply with all legal requirements for the inclusion of such proposals.

INDEPENDENT AUDITORS
--------------------
     The firm of KPMG LLP served as the Company's independent auditors for fiscal 2001. A representative of KPMG LLP is expected to be at the Meeting.

                     INDEPENDENT ACCOUNTANT FEES AUDIT FEES
                     --------------------------------------
     Aggregate fees billed to the Company for the fiscal year ended June 30, 2001, by the Company's principal accounting firm, KPMG LLP were as follows:

                 Audit Fees (a)                              $79,535
                 Financial Information Systems Design and
                    Implementation Fees                       None
                 All Other Fees                               None

     (a) Audit fees include audit of consolidated financial statements, quarterly reviews, review of annual report on Form 10-K, attendance at audit committee and shareholder meetings and review of proxy statement for annual meeting.

The Audit Committee has concluded that the provision of these services did not adversely impact the independence of KPMG LLP.

ANNUAL REPORT
-------------
     The Company's Annual Report for the fiscal year ended June 30, 2001, which includes the Company's financial statements, is attached hereto as Appendix A. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is made.

     The Company's annual report on Form 10-K for the fiscal year ended June 30, 2001, as filed with the Securities and Exchange Commission, will be provided without charge to any shareholder who requests it from the Company's secretary at the address given at the beginning of this Proxy Statement. The exhibits to that report will also be provided upon payment of costs of reproduction.


                  By order of the Board of Directors

                    /S/ Harold S. Elkan
                        -----------------
                        Harold S. Elkan
                        President

San Diego, California
November 20, 2001







                                     Page-7

                                                                APPENDIX A







                               SPORTS ARENAS, INC.
                            [A DELAWARE CORPORATION]



                                  ANNUAL REPORT
                         FISCAL YEAR ENDED JUNE 30, 2001

















                                    Page A-1

                               SPORTS ARENAS, INC.
                            [A DELAWARE CORPORATION]



                                  ANNUAL REPORT
                         FISCAL YEAR ENDED JUNE 30, 2001



                             DESCRIPTION OF BUSINESS


                                     General
                                     -------
     Sports Arenas, Inc. (the "Company") was incorporated as a Delaware corporation in 1957. The Company, primarily through its subsidiaries, owns and operates one bowling center, an apartment project (50% owned), and a graphite golf club shaft manufacturer. The Company also performs a minor amount of services in property management and real estate brokerage related to commercial leasing. The Company has its principal executive office at 7415 Carroll Road, Suite C, San Diego, California. Overall, the Company and its consolidated subsidiaries have approximately 70 employees. The following is a summary of the revenues of each segment, excluding construction, stated as a percentage of total revenues for each of the last three years:

                                      2001         2000         1999
                                      ----         ----         ----
      Bowling                          49           54           67
      Real estate operations           10           14           14
      Real estate development           -            -            -
      Golf                             34           24           10
      Other                             7            8            9

                                 Bowling Centers
                                 ---------------
The Company's wholly owned subsidiary, Cabrillo Lanes, Inc. (the "Bowls"), operated two bowling centers during the year ended June 30, 2001 containing 110 lanes in San Diego, California. These two centers were purchased in August 1993. One of the centers, which contained 50 lanes, was closed on December 21, 2000 in conjunction with the sale by the Company of the land and building.

The remaining bowling center's operations include food and beverage facilities and coin operated video and other games. The revenues from these activities have averaged 32 percent of total bowling related revenues for the last three fiscal years. The bowling center operates the food and beverage operations, which includes sale of beer, wine and mixed drinks. The Company receives a negotiated percentage of the gross revenues from the coin operated video games. The bowling center includes a pro shop, which is leased to an independent operator for a nominal amount. The center also has a day care facility, which is provided free of charge to the bowlers. The bowling center has automatic score-keeping and a computerized cash control system.

On average, 36 percent of the games bowled are by bowling leagues that enter into league reservation agreements to use a specified number of lanes at a specified time and day for a specified period of weeks. On average, the league reservation agreements are for 35 weeks for the winter season (September through April) and 15 weeks for the summer season (May through August). League revenues for September through April average 78 percent of league revenues annually. Approximately 71 percent of all bowling related revenues are generated in the months of September through April.

The bowling industry faces substantial competition for the sports and recreation dollar. The Bowl competes with other bowling centers in its market area, as well as other sports and recreational activities. Further competition is likely at any time a new center is constructed in the same market area. The Company continuously markets its league and open play through a combination of advertising, phone solicitation, direct mail, and a personal sales program.

At June 30, 2001, the bowling center was licensed to sell alcoholic beverages. Licenses are generally renewable annually provided there are no violations of government regulations. The bowling center was cited with two violations in the last 12 months and has a 15 day suspension of its liquor license to serve pending an appeal. If the bowling center receives another citation in the next 12 months, the bowling center may lose its license permanently. The bowling center employs approximately 30 people.

                                    Page A-2

                             Real Estate Development
                             -----------------------
The Company, through its subsidiaries, had ownership interests in a 33 acre parcel and a 13 acre parcel of partially developed land in Temecula, California (Riverside County). The 33 acre parcel was sold on June 1, 2001.

In September 1994, Vail Ranch Limited Partnership (VRLP) was formed as a partnership between Old Vail Partners, L.P., a California limited partnership,
(OVP), a subsidiary of the Company, and Landgrant Corporation (Landgrant) to develop a 32 acre parcel of land of which 27 acres was developable. Landgrant is not affiliated with the Company. VRLP completed construction of a community shopping center on 10 acres of land in May 1997 and sold approximately 3.6 partially improved acres in the year ended June 30, 1997 and .59 partially improved acres during the year ended June 30, 1998 to unaffiliated purchasers for cash of $2,365,000 and $400,000, respectively. The cash proceeds from these sales were applied to reduce the construction loan balance. On January 2, 1998, VRLP sold the shopping center to New Plan Excel Realty Trust, Inc. (Excel) for $9,500,000 cash. On August 7, 1998, VRLP entered into a an operating agreement (Agreement) with ERT Development Corporation (ERT), an affiliate of Excel, to form Temecula Creek, LLC, a California limited liability company (TC). TC was formed for the purpose of developing, constructing and operating the remaining 13 acres of land as part of the community shopping center in Temecula, California. VRLP contributed the 13 acres of land to TC and TC assumed the balance of the assessment district obligation payable. For purposes of maintaining capital account balances in calculating distributions, VRLP's contribution, net of the liability assumed by TC, was valued at $2,000,000. ERT contributed $1,000,000 cash which was immediately distributed by TC to VRLP. VRLP, which is the managing member, and ERT are each 50 percent members. ERT also advanced approximately $220,000 to TC to reimburse VRLP for certain predevelopment costs incurred by VRLP for the 13 acres. The Agreement provides that ERT will advance funds to fund predevelopment costs, other than property taxes and assessment district costs. Each member is required to advance 50 percent of the property taxes and assessment district costs as they become due (approximately $163,000 annually). The development plan is for 109,910 square foot shopping center on approximately 13 acres of land. In July 2000, TC completed development of 54,107 square feet of the shopping. As of August 31, 2001 a total of 75,692 square feet had been constructed of which 100% is currently leased. The balance of the build out is expected to be completed by February 2002.

Old Vail Partners, a California general partnership, (OVPGP), a subsidiary of the Company, owned a 33 acre parcel which was originally designated as commercially-zoned, however, the City of Temecula adopted a general development plan as a means of down-zoning the property to a lower use, which if the Company was not successful in having a development planned approved, might have significantly impaired the value of the property. The Company contested this action, and as described below, was successful in having a development plan approved in October 2000 that enabled the Company to sell the property in June 2001.

                          Commercial Real Estate Rental
                          -----------------------------
Real estate rental operations consist of one office building in the Sorrento Mesa area of San Diego, California, a sublessor interest in land leased to condominium owners in Palm Springs, California, and a 50 percent ownership interest in a 542 unit apartment project in San Diego, California.

Downtown Properties Development Corporation (DPDC), a wholly-owned subsidiary of the Company, owned a 36,000 square foot office building in the Sorrento Mesa area of San Diego, California. The building was originally acquired in 1984 by 5230, Ltd., which was 75 percent owned as a limited and general partner by Sports Arenas Properties, Inc. (SAPI), a wholly-owned subsidiary of the Company. The Company occupied approximately 14 percent of the office building. On December 28, 2000 the Company sold its office building for $3,725,000 and recorded a gain of $2,764,483. The Company has been released from liability under the existing loan except for those acts, events or omissions that occurred prior to the loan assumption. The Company had occupied approximately 5,000 square feet of space in the building since 1984. The existing lease expires in September 2011. In conjunction with a lease modification with the new owner to the office building, the Company vacated the premises on April 6, 2001 and moved into the factory space occupied by its subsidiary, Penley Sports, LLC. However, because the lease commitment was a condition to the original loan agreement, the lender will only allow the Company to be conditionally released from its remaining lease obligation. In the event there is an uncured event of default by the new owner of the office building under the existing loan agreement, the Company's obligations under its lease will be reinstated to the extent there is not an enforceable lease on the Company's former space.



                                    Page A-3

The following is a schedule of selected operating information over the last five years:
                                  2001     2000     1999      1998      1997
                                  ----     ----     ----      ----      ----
     Occupancy                     93%      99%      99%       97%       98%
     Average monthly rent
      per square foot            $1.18    $1.11     $.98      $.86      $.87
     Real property tax           $9,000  $19,000  $19,000   $18,000   $17,000
     Real Property tax rate       1.12%   1.12%     1.12%     1.12%     1.12%

DPDC is also the lessee of 15 acres of land in the Palm Springs, California area under a ground lease expiring in September 2043. The land is subleased to owners of condominium units which were constructed on the property in 1982. The development was originally planned by DPDC and then sold to another developer, but DPDC retained the rights to the subleases. The subleases also expire in September 2043. The master lease provides for the payment of rent equal to the greater of a minimum rent, which is adjusted for increases in the consumer price index every five years, or 85 percent of the rents collected on the subleases, which are also adjusted for increases in the consumer price index every five years.

UCVGP, Inc. and Sports Arenas Properties, Inc. (SAPI), wholly-owned subsidiaries of the Company, are a one percent managing general partner and a 49 percent limited partner, respectively, in UCV, L.P. (UCV), which owns an apartment project (University City Village) located in San Diego, California. University City Village contains 542 rental units and was acquired in August 1974. UCV employs approximately 30 persons. The following is a schedule of selected operating information over the last five years:

                                  2001      2000     1999       1998      1997
                                  ----      ----     ----       ----      ----
     Occupancy                     98%       99%      99%        99%       98%
     Average monthly rent/unit    $772      $728     $694       $675      $662
     Real property tax          $114,000  $112,000 $110,000   $108,000  $107,000
     Real Property tax rate       1.12%     1.12%    1.12%      1.12%     1.12%

                             Golf Shaft Manufacturer
                             -----------------------
On January 22, 1997, the Company purchased the assets of the Power Sports Group doing business as Penley Power Shaft (PPS) and formed Penley Sports, LLC (Penley) with the Company as a 90 percent managing member and Carter Penley as a 10 percent member. PPS was a manufacturer of graphite golf club shafts that primarily sold its shafts to custom golf shops. PPS's sales had averaged approximately $375,000 in calendar 1995 and 1996. PPS marketed its shafts in limited quantities through phone contact and trade magazine advertisements directed at golf shops. Although PPS's manufacturing process was not automated, it had developed a good reputation in the golf industry as a manufacturer of high performance golf club shafts, in addition to maintaining relationships with the custom golf shops. Penley's plans are to market its products to golf club manufacturers and golf club component distributors. To compliment the program of marketing to higher volume purchasers, Penley purchased over $1,100,000 of equipment since January 22, 1997 to automate some of the production processes. Additionally, in June 2000 Penley moved from its 8,559 square foot facility into a 38,025 square foot facility, of which approximately 10,000 square feet are subleased to another tenant through October 2002.

Until January 2000, Penley's sales were principally to custom golf shops where the orders are for 2 to 10 shafts per order at prices averaging $18 per shaft. In January 2000, Penley commenced sales to two of the largest golf component distributors. As a result of the sales to these two distributors and other small golf club manufacturers, golf club shaft sales increased by $735,654 in the year ended June 30, 2000 and $407,660 in the year ended June 30, 2001. Penley currently has products in testing by several large golf club manufacturers. However, there can be no assurances that the Penley will be able to enter into any significant sales contracts or that, if it does, the contracts will be profitable to Penley.

Penley has implemented an extensive program to market directly to golf club manufacturers through the distribution of direct mail materials and videos and participation in several large golf shows during the year. Penley is principally using its internal sales staff in the marketing and sale of its shafts to manufacturers, distributors and golf shops. Penley is also promoting its shafts to professional golfers as a means of achieving acceptance with the club manufacturers as the golfers endorse the shafts.

Management believes Penley has been successful in building a reputation as a leader in new shaft design and concepts. Penley has applied for several patents on shaft designs, of which one was issued and the others are pending. Although Penley has developed several new products, no assurance can be given that they will meet with market acceptance or that Penley will be able to continue to design and manufacture additional new products.

                                    Page A-4

The primary raw material used in all of Penley's graphite shafts is carbon fiber, which is combined with epoxy resin to produce sheets of graphite prepreg. Due to low production levels, Penley currently purchases most of its graphite prepreg from two suppliers. There are numerous alternative suppliers of graphite prepreg. Although Management believes that it will be able to establish relationships with other graphite prepreg suppliers to ensure sufficient supplies of the material at competitive pricing as production increases, there can be no assurances the unforeseen difficulties will not occur that could lead to interruptions and delays to Penley's production process.

Penley uses hazardous substances and generates hazardous waste in the ordinary course of its manufacturing of graphite golf club shafts and other related products. Penley is subject to various federal, state, and local environmental laws and regulations, including those governing the use, discharge and disposal of hazardous materials. Management believes it is in substantial compliance with the applicable laws and regulations and to date has not incurred any liabilities under environmental laws and regulations nor has it received any notices of violations. However, there can be no assurance that environmental liabilities will not arise in the future which may affect Penley's business.

Penley is trying to enter a highly competitive environment among established golf club shaft manufacturers. Although Penley has made significant progress in establishing its reputation for technology, the unproven production capability of Penley is making it difficult to attract the golf club manufacturers as customers.

Penley currently has one patent and two other patents pending and several copyrighted trademarks and logos. Although Management believes these items are of value to the business and Penley will protect them to the fullest extent possible, Management does not believe these items are critical to Penley's ability to develop business with the golf club manufacturers.

Penley currently has approximately 35 full and part-time employees.

Due to Penley's low sales volume, there is currently no impact from the seasonality of sales (expected to be from April through September), no significant backlog of sales orders, or customer concentration (based on consolidated revenues).

MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS
------------------------------------------------------------------------
(a) There is no recognized market for the Company's common stock except for limited or sporadic quotations, which may occur from time to time. The following table sets forth the high and low bid prices per share of the Company's common stock in the over-the-counter market, as reported on the OTC Bulletin Board, which is a market quotation service for market makers. The over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily reflect actual transactions in shares of the Company's common stock.

                                   2001             2000
                              --------------   --------------
                              High      Low     High     Low
                              -----    -----   -----    -----
             First Quarter    $ .04    $ .04   $ .02    $ .02
             Second Quarter   $ .04    $ .04   $ .02    $ .02
             Third Quarter    $ .04    $ .04   $ .05    $ .02
             Fourth Quarter   $ .06    $ .04   $ .06    $ .02

(b) The number of holders of record of the common stock of the Company as of September 20, 2001 is approximately 4,300. The Company believes there are a significant number of beneficial owners of its common stock whose shares are held in "street name".

(c) The Company has neither declared nor paid dividends on its common stock during the past ten years, nor does it have any intention of paying dividends in the foreseeable future.

                                    Page A-5

SELECTED FINANCIAL DATA (NOT COVERED BY INDEPENDENT AUDITORS' REPORT)
---------------------------------------------------------------------

                                                         Year Ended June 30,
                               -----------------------------------------------------------------------
                                   2001           2000           1999           1998           1997
                               -----------    -----------    -----------    -----------    -----------
Revenues ...................   $ 4,492,736    $ 4,724,435    $ 3,957,011    $ 3,642,335    $ 3,727,252
Loss from operations .......    (3,443,196)    (3,424,495)    (3,654,212)    (2,603,065)    (4,327,225
Income (loss) from
  continuing operations ....     3,603,234     (3,625,063)    (3,501,933)      (895,524)    (3,347,008)
Basic and diluted income
  (loss) per common share
  from continuing operations        .13           (.13)          (.13)          (.03)          (.12)
Total assets ...............     3,448,474      6,601,236      6,998,820      9,448,653      9,933,755
Long-term debt, excluding
   current portion .........        13,942      1,967,169      3,911,694      3,287,783      4,061,987

See Notes 4(b), 6(c), and 12 of Notes to Consolidated Financial Statements regarding disposition of business operations and material uncertainties.

Certain 2000, 1999, 1998 and 1997 amounts have been reclassified to conform to the presentation used in 2001.



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

                         Liquidity and Capital Resources
                         -------------------------------
The Company has a working capital deficit of $1,086,126 at June 30, 2001, which is a $5,741,877 decrease from the working capital deficit of $6,828,003 at June 30, 2000. The working capital deficit decreased primarily due to the sale of the office building, bowling center real estate and undeveloped land. These sources of funds were partially offset by $3,422,256 of cash used by operations.

The Company has been unable to generate sufficient cash flow from operating activities to meet scheduled principal payments on long-term debt and capital replacement needs during the last several years. It has used its share of distributions from investees and proceeds from real estate and bowling center sales to fund these deficits.

The cash provided (used) before changes in assets and liabilities segregated by business segments was as follows:


                                           2001          2000          1999
                                        ----------    ----------    ----------
Bowling .............................     (289,000)     (356,000)     (157,000)
Rental ..............................      105,000       219,000       207,000
Golf ................................   (2,594,000)   (2,652,000)   (2,587,000)
Development .........................     (177,000)     (246,000)     (215,000)
General corporate expense and other .     (467,000)     (217,000)     (257,000)
                                        ----------    ----------    ----------
Cash provided (used) by continuing
  operations ........................   (3,422,000)   (3,252,000)   (3,009,000)
Capital expenditures, net of
  financing .........................     (538,000)     (446,000)     (148,000)
Principal payments on long-term debt      (214,000)     (360,000)     (262,000)
                                        ----------    ----------    ----------
Cash used ...........................   (4,174,000)   (4,058,000)   (3,419,000)
                                        ==========    ==========    ==========

Distributions received from investees    1,559,000     2,193,000     1,420,000
                                        ==========    ==========    ==========
Contributions to investees ..........     (200,000)      (43,000)         --
                                        ==========    ==========    ==========
Proceeds from sale of assets ........    5,680,000       190,000          --
                                        ==========    ==========    ==========
Payments on minority interests ......   (2,172,000)         --            --
                                        ==========    ==========    ==========

Other than distributions of $920,000 received in March 2001 and $1,757,000 received in October 1999 from the proceeds of UCV's long term debt, the cash distributions the Company received from UCV during the last three years were the Company's proportionate share of distributions from UCV's results of operations. The investment in UCV is classified as a liability because the cumulative distributions received from UCV exceed the sum of the Company's initial

                                    Page A-6
investment and the cumulative equity in income of UCV by $15,792,373 at June 30, 2001. Although this amount is presented in the liability section of the balance sheet, the Company has no liability to repay the distributions in excess of basis in UCV. The Company estimates that the current market value of the assets of UCV (primarily apartments) exceeded its liabilities by $20,000,000-$27,000,000 as of June 30, 2001. On October 3, 2000, UCV obtained approval for plans to redevelop the 542 unit apartment project into 1,109 units plus an 80 unit assisted living facility. UCV is currently evaluating alternatives for financing the redevelopment.

At June 30, 2001, the Company owned a 60 percent limited partnership interest in Vail Ranch Limited Partnership (VRLP), which is a 50 percent partner in Temecula Creek, LLC (TC), a limited liability company, the other member of which is ERT Development Corporation (an affiliate of Excel). In July 2000, TC completed development of the first phase of a shopping center consisting of 60,229 square feet of space (of which 56,307 square feet is currently leased) on approximately 7 acres of land. TC is currently in the process of obtaining construction financing to construct an additional 50,032 square feet of shopping center space on the remaining 6 acres of land. The Company estimates that the value of the Company's 60 percent interest in VRLP at June 30, 2001 is approximately
$1,000,000 to $1,500,000. In July 2000, TC completed development of 54,107 square feet of the shopping center. As of August 31, 2001 a total of 75,692 square feet had been constructed of which 100% is currently leased. The balance of the build out is expected to be completed by February 2002.

The Company is expecting a $1,500,000 cash flow deficit in the year ending June 30, 2002 from operating activities after estimated distributions from UCV, and estimated capital expenditures ($20,000) and scheduled principal payments on short-term and long-term debt. Management expects continuing cash flow deficits until Penley Sports develops sufficient sales volume to become profitable. However, there can be no assurances that Penley Sports will ever achieve profitable operations. Management is currently evaluating other sources of working capital from obtaining additional investors in Penley Sports to provide sufficient funds for the expected future cash flow deficits. If the Company is not successful in obtaining other sources of working capital this could have a material adverse effect on the Company's ability to continue as a going concern.

                          New Accounting Pronouncements
                          -----------------------------
In June 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", SFAS No. 142, "Goodwill and Other Intangible Assets" ", and SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. SFAS No. 142 requires the use of a non-amortization approach to account for purchased goodwill. Goodwill acquired on or prior to June 30, 2001 will no longer be amortized effective January 1, 2002. Goodwill acquired on or after July 1, 2001 will follow the non-amortization approach under SFAS No. 142. Under the non-amortization approach, goodwill would be tested for impairment, rather than being amortized to earnings, as originally proposed. In addition, SFAS No. 142 requires that acquired intangible assets be separately identified and amortized over their individual useful lives. The Company will be required to adopt these statements beginning January 1, 2002. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002 and requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The Company does not expect that SFAS No. 141 and 142 will have material impact on the Company's financial position or results of operations. The Company has not yet assessed the impact of SFAS No. 143.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
----------------------------------------------------------
The Company is exposed to market risk primarily due to fluctuations in interest rates. The Company utilizes both fixed rate and variable rate debt. The following table presents scheduled principal payments and related weighted average interest rates of the Company's long-term fixed rate and variable rate debt for the fiscal years ended June 30:

                          2002      2003    2004       Total    Fair Value (1)
                       ---------  ------  ------   ----------  -------------

  Fixed rate debt....   $26,000   $8,000  $6,000     $40,000      $40,000
  Weighted average
     interest rate...    11.8%     13.9%   13.9%     12.5%         12.5%

  Variable rate debt. $1,256,000    --       --    $1,256,000   $1,250,000
  Weighted average
     interest rate...     7.8%      --       --       7.8%          7.8%

     (1) The fair value of fixed-rate debt and variable-rate debt were estimated based on the current rates offered for fixed-rate debt and variable-rate debt with similar risks and maturities.

                                    Page A-7

The variable rate debt includes a $1,250,000 short term note payable that is due on demand, which for purposes of this calculation has been treated as though paid during the year ending June 30, 2002.

The Company's unconsolidated subsidiary, UCV, has variable rate debt of $33,000,000 as of March 31, 2001 for which the interest rate was 8.5 percent. However, the combination of a floor established by the lender and a cap purchased by UCV has resulted in the rate being fixed at 8.5 percent for the initial term of the loan. The scheduled principal payments for each of UCV's fiscal years ending March 31 is: 2002- none; 2003- $33,000,000, and in total- $33,000,000. The estimated fair value of this debt is $33,800,000 based on the current rates offered for this type of loan with similar risks and maturities.

The Company does not enter into derivative or interest rate transactions for speculative or trading purposes.

              "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES
                          LITIGATION REFORM ACT OF 1995
                        ---------------------------------
With the exception of historical information (information relating to the Company's financial condition and results of operations at historical dates or for historical periods), the matters discussed in this Management's Discussion and Analysis of Financial Condition and Results of Operations are forward-looking statements that necessarily are based on certain assumptions and are subject to certain risks and uncertainties. These forward-looking statements are based on management's expectations as of the date hereof, and the Company does not undertake any responsibility to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of the factors set forth in this Management's Discussion and Analysis of Financial Condition and Results of Operations, the Business Risks described in Item 1 of this Report on Form 10-K and elsewhere in the Company's filings with the Securities and Exchange Commission.

                              Results of Operations
                              ---------------------
The discussion of Results of Operations is primarily by the Company's business segments. The analysis is partially based on a comparison of and should be read in conjunction with the business segment operating information in Note 11 to the Consolidated Financial Statements.


                                    Page A-8

The following is a summary of the changes to the components of the segments in the years ended June 30, 2001 and 2000:

                                           Real Estate   Real Estate                 Unallocated
                                Bowling     Operation    Development       Golf       And Other        Totals
                              ----------    ----------    ----------    ----------    ----------    ----------
YEAR ENDED JUNE 30, 2001
------------------------
Revenues .................    $(368,870)   $ (231,562)    $    --        $407,660      $(70,238)    $(263,010)
Costs ....................     (214,662)      (39,907)      (68,991)      434,793          --         111,233
SG&A-direct ..............     (103,946)         --            --         (59,649)      (68,260)     (231,855)
SG&A-allocated ...........      (53,906)      (13,000)         --          (7,000)       73,906          --
Depreciation and
  amortization ...........      (67,103)      (64,306)         --          52,106        (6,458)      (85,761)
Impairment losses ........         --            --            --            --         (37,926)      (37,926)
Interest expense .........      (50,660)      (67,778)      (31,814)       (9,425)      157,220        (2,457)
Equity in income (loss) of
  investees ..............         --        (118,443)      (99,200)         --            --        (217,643)
Gain on sale .............      482,487     2,764,483     5,544,743          --            --       8,791,713
Segment profit (loss) ....      603,894     2,599,469     5,546,348        (3,165)     (188,720)    8,557,826
Investment income ........                                                                            (17,119)
Income from continuing
  operations .............                                                                          8,540,707

YEAR ENDED JUNE 30, 2000
------------------------
Revenues .................      (85,410)       76,477          --         735,654        43,388       770,109
Costs ....................      113,520        30,332        44,661       719,119          --         907,632
SG&A-direct ..............      (11,967)         --            --          18,289      (326,384)     (320,062)
SG&A-allocated ...........       18,508         5,000        (7,000)       73,000       (89,508)         --
Depreciation and
  amortization ...........       (4,497)          835          --          11,349        (2,162)        5,525
Impairment losses ........         --            --         (90,629)         --          37,926       (52,703)
Interest expense .........       (6,329)       29,437        15,049        (8,540)       12,090        41,707
Equity in income (loss) of
  investees ..............         --         (79,293)     (114,880)         --            --        (194,173)
Segment profit (loss) ....     (194,645)      (68,420)      (76,961)      (77,563)      411,426        (6,163)
Investment income ........                                                                           (116,967)
Loss from continuing
  operations .............                                                                           (123,130)

BOWLING OPERATIONS:
-------------------
The segment includes the operations of two bowling centers, Valley Bowl and Grove Bowl. On December 21, 2000, the Company closed the operations of Valley Bowl in conjunction with the sale of the real estate on December 29, 2000. The following is a summary by bowling center of the changes in the results of operations:

                                              2001 vs. 2000                      2000 vs. 1999
                                      --------------------------------    --------------------------------
                                       Grove      Valley    Combined       Grove      Valley    Combined
                                      --------    --------    --------    --------    --------    --------
Revenues ..........................    256,008    (624,878)   (368,870)      5,393     (90,803)    (85,410)
Costs .............................    166,375    (381,037)   (214,662)    136,579     (23,059)    113,520
SG&A-direct .......................      6,808    (110,754)   (103,946)       (942)    (11,025)    (11,967)
SG&A-allocated ....................      2,594     (56,500)    (53,906)     22,808      (4,300)     18,508
Depreciation and ..................        (84)    (67,019)    (67,103)     (5,602)      1,105      (4,497)
amortization
Interest expense ..................       --       (50,660)    (50,660)       --        (6,329)     (6,329)
Gain on sale ......................       --       482,487     482,487        --          --          --
Segment profit (loss) .............     80,315     523,579     603,894    (147,450)    (47,195)   (194,645)

                                  2001 vs. 2000
                                  -------------

On December 29, 2000 the Company sold the land and building occupied by the Valley Bowling Center for $2,215,000 cash and recorded a gain of $482,487. The proceeds of the sale were used to pay the existing loan of $1,650,977 and selling expenses of $167,671.

The following is a comparison of the operations of the Grove bowling center to the prior year. Grove's revenues increased 17 percent in 2001 primarily due to an 8 percent increase in number of games bowled. The average price of games bowled also increased by 9 percent. This bowling center is located in a shopping center that just completed a major renovation and "reopened" in April 2000 with two major retail stores. As a result, the bowling center has experienced a significant increase in open and league play since the "reopening". Although


                                    Page A-9
management forecasts continued increases in open and league play at the bowling center, the amount of the increase and how long it will continue is uncertain. League revenues also increased because of the ability to move league bowlers from Valley when the bowl was closed in December 2000.

Bowl costs increased $166,000 or 12% primarily due to a $99,000 (106%) increase in utility costs and a $55,000 (12%) increase in payroll costs. The increase in utility costs related to the increase in electric rates in San Diego that have been subsiding since April and May of 2001 but are still substantially higher than the rates in 2000. Payroll costs increased primarily due to an increase in staffing related to the increase in customer bowling. There was no significant change in selling, general and administrative expenses.

                                  2000 vs. 1999
                                  -------------
Bowling revenues decreased by 4 percent. The number of league games bowled continued to decrease at each of the bowling centers by approximately 15% (54,000 games in total). This decrease is being partially offset by an increase in the open-play games bowled at Grove (18,000) related to the April 2000 "reopening" of the shopping.

Bowl costs increased by 6% primarily due to due to a $76,000 increase in supplies and maintenance expenses. Approximately $46,000 of the increase in maintenance expenses related to lane resurfacing or painting the exterior of a building, which are not indicative of a trend of increases in expenses to be annualized. There was no significant change in selling, general and administrative expenses.

RENTAL OPERATIONS
-----------------
This segment includes the operations of the office building sold December 28, 2000, the equity in income of the operation of a 542 unit apartment project
(UCV), a subleasehold interest in land underlying a condominium project, the sublease of a portion of the Penley factory and other miscellaneous rents received on undeveloped land. The following is a summary of the changes in operations:

                                          2001 vs. 2000                      2000 vs. 1999
                            ------------------------------------    ------------------------------
                              Office       Others      Combined     Office      Others    Combined
                            ----------    --------    ----------    -------    --------    -------
Revenues ................   $ (233,259)   $  1,697    $ (231,562)   $52,461    $ 24,016    $76,477
Costs ...................      (57,938)     18,031       (39,907)   (25,584)     55,916     30,332
SG&A-allocated ..........      (13,000)       --         (13,000)     5,000        --        5,000
Depreciation and
   amortization .........      (64,306)       --         (64,306)       835        --          835
Interest expense ........      (85,535)     17,757       (67,778)    29,437        --       29,437
Equity in income of UCV .         --      (118,443)     (118,443)      --       (79,293)   (79,293)
Gain on sale ............    2,764,483        --       2,764,483       --          --         --
Segment profit (loss) ...    2,752,003    (152,534)    2,599,469     42,773    (111,193)   (68,420)

A temporary easement granted by the Company for the use of a portion of its undeveloped land in Temecula, California expired in September 2000. The Company had been amortizing approximately $17,000 of deferred rent to income each quarter. Rental revenues decreased by $48,000 in 2001 and increased 24,000 in 2000 related to this easement.

Rental revenues and rental costs increased by $46,000 and $47,000 respectively related to the sublease for the Penley factory. Approximately 10,000 square feet of the Penley factory space (38,000 square feet) was subleased commencing in November 2000 under a lease that expires in October 2002.

Other rental costs also increased in 2000 due to an increase in the rent expense for the subleasehold interest.

On December 28, 2000 the Company sold its office building for $3,725,000 and recorded a gain of $2,764,483. The consideration consisted of the assumption of the existing loan with a principal balance of $1,950,478 and cash of $1,662,337. The cash proceeds were net of selling expenses of $163,197, credits for lender impounds of $83,676, deductions for security deposits of $26,463 and prepaid rents of $6,201. The Company has been released from liability under the existing loan except for those acts, events or omissions that occurred prior to the loan assumption. The Company had occupied approximately 5,000 square feet of space in the building since 1984. The existing lease expires in September 2011. In conjunction with a lease modification with the new owner of the office building, the Company vacated the premises on April 6, 2001 and moved into the factory space occupied by its subsidiary, Penley Sports, LLC. However, because the lease commitment for the office space was a condition to the original loan agreement, the lender will only allow the Company to be conditionally released from its remaining lease obligation. In the event there is an uncured event of default by the new owner of the office building under the existing loan agreement, the Company's obligations under its lease will be reinstated to the extent there is not an enforceable lease on the Company's space.

                                   Page A-10

Office building rental revenues of the office building increased in 2000 primarily due to the continued increases in the rental rates at the office building. The vacancy rate for the office building was 3% and 1% 1999 and 2000, respectively. The average monthly rent per square foot was $.98 and $1.11 for 1999 and 2000, respectively. Interest expense for the office building increased in 2000 related to an increase in the long-term debt secured by the building in May of 1999.

The equity in income of UCV decreased by $118,000 in 2001 and $79,000 in 2000 primarily due to increases in interest expense and other costs of UCV that were only partially offset by increases in revenues. The following is a summary of the changes in the operations of UCV, LP in 2001 and 2000 compared to the previous years:
                                                 2001         2000
                                               ---------    ---------
     Revenues ..............................   $ 261,000    $ 202,000
     Costs .................................     (47,000)     148,000
     Depreciation ..........................      (7,000)      (3,000)
     Interest and amortization of loan costs     532,000      216,000
     Other expenses ........................      20,000         --
     Income before extraordinary loss ......    (237,000)    (159,000)
     Extraordinary loss from debt
        extinguishment .....................     401,000     (197,000)
     Net income ............................    (638,000)      38,000

Vacancy rates at UCV have averaged 1.3% 1.7% and 2.3% in 1999, 2000 and 2001, respectively. Total revenues of UCV increased by 5 and 4 percent in 2001 and 2000, respectively, primarily due to increases in the average rental rate.

UCV costs decreased in 2001 primarily due to a decrease in repairs and maintenance costs. UCV costs increased in 2000 primarily due to an increase in water expense ($60,000) related to increased irrigation of the property. Otherwise, costs increased 6 percent in 2000. UCV's interest expense increased in 2001 and 2000 primarily due to an increase in long-term debt in October 1999 and March 2001. UCV increased its long-term debt in May of 1998 by $5,166,500, in October 1999 by $4,039,490, and in March 2001 by $3,960,510. The refinancings in May 1998 and March 2001 resulted in an extraordinary loss of $197,000 in 1998 and $401,000 in 2001 related to prepayment penalties and write-offs of the unamortized loan fees of the previous long-term debt.

REAL ESTATE DEVELOPMENT:
------------------------
The real estate development segment consists primarily of OVP's operations related to 33 acres of undeveloped land in Temecula, California, and an investment in VRLP.

Development costs consist primarily of legal expenses ($65,000 in 2001, $104,000 in 2000, and $62,000 in 1999) related to the litigation regarding the effective down-zoning of the 33 acres of land and property taxes ($88,000 in 2001, $106,000 in 2000, and $95,000 in 1999). Development interest primarily represents the interest portion of the assessment district payments due each year and the interest accrued on the delinquent payments.

On June 1, 2001, the OVP sold the 33 acres to an unrelated developer for $6,375,000 cash plus assumption of the non-delinquent balance of the assessment district obligation ($1,001,274) and recorded a gain of $5,544,743. The cash proceeds were used to pay $2,459,477 of delinquent taxes and assessments related to the property and $299,458 of selling expenses. A partner in OVP holds a liquidating limited partnership interest which entitles him to 50 percent of future distributions up to $2,450,000, of which $1,360,000 has been paid through June 30, 2001 ($860,000 in 2001, $50,000 in 1999 and $450,000 in 1998). This
limited partner's capital account balance is presented as "Minority interest" in the consolidated balance sheets. Three other parties were granted liquidating partnership interests related to either their efforts with achieving the zoning approval for the 33 acres or making a loan to the Company that was used to fund payments to the County of Riverside for delinquent taxes. These partners received distributions totaling $1,312,410 from the sale of the undeveloped land in the year ended June 30, 2001 and their limited partnership interests were liquidated. The $1,312,410 paid to these partners is presented as "Minority interest in consolidated subsidiary" in the Statement of Operations for the year ended June 30, 2001.


                                   Page A-11

The following is a summary of the changes in the operations of VRLP in 2001 and 2000 compared to the previous years:
                                     2001         2000
                                  ---------    ---------
     Revenues .................   $ (10,000)   $(122,000)
     Operating expenses .......     (56,000)      78,000
     Equity in loss of investee     225,000      (43,000)
     Net income (loss) ........    (179,000)    (157,000)

The operations for 1999 and 2000 reflected the results of negotiating property tax refunds that were non-recurring. The equity in loss of investee represents VRLP's share of the results of operations of Temecula Creek LLC which was developing a shopping center during all of 1999 and 2000 and a portion of 2001. The equity in the loss of investee represents VRLP's share of the property taxes expensed by Temecula Creek during 1999 and 2000. The equity in loss of investee in 2001 primarily represents the share of the operating loss of the shopping center as various phases were completed.

The Company recorded a $90,629 provision for impairment loss in the year ended June 30, 1999 to reduce the carrying value of undeveloped land in Missouri to the value realized when it was sold in September 1999.

GOLF CLUB SHAFT MANUFACTURING:
------------------------------
Prior to January 2000, golf club shaft sales were principally to custom golf shops. In January 2000, Penley commenced sales to two of the largest golf equipment distributors. In addition to increases in sales related to these two customers, direct sales to the after-market also increased, likely due to the credibility and increased exposure from the Penley products being included in the catalogs of these two distributors. In the year 2000, approximately 34 percent of the revenues were from sales to six golf equipment distributors, 8 percent from small golf club manufacturers, and the remainder related to sales directly to golf shops. In the year 2001, approximately 31 percent of the revenues were from sales to seven golf equipment distributors, 12 percent from small golf club manufacturers, and the remainder related to sales directly to golf shops.

Operating expenses of the golf segment consisted of the following in 1999, 1998 and 1997:
                                               2001         2000         1999
                                            ----------   ----------   ----------
Costs of sales and manufacturing overhead   $1,922,000   $1,502,000   $  797,000
Research and development ................      263,000      248,000      234,000
                                            ----------   ----------   ----------
   Total golf costs .....................   $2,185,000   $1,750,000   $1,031,000
                                            ==========   ==========   ==========
Marketing and promotion .................   $1,407,000   $1,514,000   $1,511,000
Administrative costs- direct ............      237,000      190,000      174,000
                                            ----------   ----------   ----------
  Total SG&A-direct .....................   $1,644,000   $1,704,000   $1,685,000
                                            ==========   ==========   ==========

Total golf costs increased in 2001 and 2000 primarily due to an increase in the amount of cost of goods sold related to increased sales, a $54,000 increase in rent for the factory that was moved into in June 2000, an increase in the cost of prototype shafts developed during the periods, and an increase in the payroll for research and development. Marketing and promotion expenses decreased in 2001 primarily due to decreases in player sponsorship costs and promotional goods. Administrative costs increased in 2001 primarily due to an increase in professional fees related to filings for trademark and patent matters.

UNALLOCATED AND OTHER:
----------------------
Revenues   decreased  by  $70,000  in  2001  due  to  a  decrease  in  brokerage commissions. Revenues increased by $43,000 in 2000 due to a $37,000 increase in brokerage commissions.

Unallocated and Other SG&A decreased by $68,000 in 2001 and $326,000 in 2000. The decrease in 2000 primarily related to $390,000 of expense recorded in 1999 as a provision for the uncertainty of the collectability of the note receivable from affiliate. The decrease in 2001 primarily related to a $44,000 reduction in brokerage commission fees.

Interest expense increased in 2001 and 2000 due to interest related to short term borrowings.

Investment income decreased by $116,967 in 2000 due to the cessation of the accrual of interest income on the note receivable from shareholder (See Note 3b of the Notes to Consolidated Financial Statements).


                                   Page A-12

               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
               --------------------------------------------------

     The following were directors and executive officers of the Company during the year ended June 30, 2001. All present directors will hold office until the election of their respective successors. All executive officers are to be elected annually by the Board of Directors.

        Directors and Officers    Age    Position and Tenure with Company
        ----------------------    ---    --------------------------------
        Harold S. Elkan           58     Director since November 7, 1983;
                                           President since November 11, 1983

        Steven R. Whitman         48     Chief Financial Officer and Treasurer
                                           since May 1987; Director and
                                           Assistant Secretary since
                                           August 1, 1989; Secretary
                                           since January 1995

        Patrick D. Reiley         60     Director since August 21, 1986

        James E. Crowley          54     Director since January 10, 1989

        Robert A. MacNamara       53     Director since January 9, 1989

There are no understandings between any director or executive officer and any other person pursuant to which any director or executive officer was selected as a director or executive officer.

                               Business Experience
                               -------------------

Harold S. Elkan has been employed as the President and Chief Executive Officer of the Company since 1983. For the preceding ten years he was a principal of Elkan Realty and Investment Co., a commercial real estate brokerage firm, and was also President of Brandy Properties, Inc., an owner and operator of commercial real estate.

Steven R. Whitman has been employed as the Chief Financial Officer and Treasurer since May 1987. For the preceding five years he was employed by Laventhol & Horwath, CPAs, the last four of which were as a manager in the audit department.

Patrick D. Reiley was the Chairman of the Board and Chief  Executive  Officer of
     Reico Insurance Brokers, Inc. (Reico) from 1980 until June 1995, when Reico ceased doing business. Reico was an insurance brokerage firm in San Diego, California. Mr. Reiley has been a principal of A.R.I.S., Inc., an international insurance brokerage company, since 1997.

JamesE.  Crowley  has  been  an  owner  and   operator  of  various   automobile
     dealerships for the last twenty years. Mr. Crowley was President and controlling shareholder of Coast Nissan from 1992 to August 1996; and has been President of the Automotive Group since March 1994. The Automotive Group operates North County Ford, North County Jeep GMC, TAG Collision Repair, and Lake Elsinore Ford.

Robert A. MacNamara had been employed by Daley Corporation, a California corporation, from 1978 through 1997, the last eleven years of which he served as Vice President of the Property Division. Daley Corporation is a residential and commercial real estate developer and a general contractor. Mr. MacNamara is currently an independent consultant to the real estate development industry.



                                   Page A-13

                      SPORTS ARENAS, INC. AND SUBSIDIARIES
               CONSOLIDATED BALANCE SHEETS-JUNE 30, 2001 AND 2000

                                     ASSETS


                                                                 2001           2000
                                                             -----------    -----------
Current assets:
   Cash and cash equivalents .............................   $   515,204    $    13,961
   Current portion of notes receivable-affiliate (Note 3a)          --           50,000
   Other receivables .....................................       324,912        193,510
   Inventories (Note 2) ..................................       585,111        304,906
   Prepaid expenses ......................................        61,365        238,719
                                                             -----------    -----------
      Total current assets ...............................     1,486,592        801,096
                                                             -----------    -----------

Receivables due after one year:
   Note receivable- Affiliate, net (Note 3a) .............          --           73,866
     Less current portion ................................          --          (50,000)
                                                             -----------    -----------
                                                                    --           23,866
                                                             -----------    -----------
Property and equipment, at cost (Notes 7 and 10):
   Land ..................................................          --          678,000
   Buildings .............................................          --        2,461,327
   Equipment and leasehold and tenant improvements .......     2,345,406      2,347,767
                                                             -----------    -----------
                                                               2,345,406      5,487,094
      Less accumulated depreciation and amortization .....    (1,060,626)    (2,160,132)
                                                             -----------    -----------
       Net property and equipment ........................     1,284,780      3,326,962
                                                             -----------    -----------

Other assets:
   Undeveloped land, at cost (Note 4) ....................          --        1,501,318
   Intangible assets, net (Note 5) .......................       150,657        246,123
   Investments (Note 6) ..................................       405,446        564,446
   Other assets ..........................................       120,999        137,425
                                                             -----------    -----------
                                                                 677,102      2,449,312
                                                             -----------    -----------

                                                             $ 3,448,474    $ 6,601,236
                                                             ===========    ===========


















          See accompanying notes to consolidated financial statements.


                                   Page A-14

                      SPORTS ARENAS, INC. AND SUBSIDIARIES
        CONSOLIDATED BALANCE SHEETS - JUNE 30, 2001 AND 2000 (CONTINUED)

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

                                                                  2001            2000
                                                             ------------    ------------
Current liabilities:
   Assessment district obligation-in default (Note 4b) ..... $       --      $  2,831,180
   Notes payable-short term (Note 7d) ......................    1,250,000       1,350,000
   Current portion of long-term debt (Note 7a) .............       32,000       1,874,000
   Accounts payable ........................................      708,307         796,483
   Accrued payroll and related expenses ....................      195,367         164,170
   Accrued property taxes, in default (Note 4b) ............         --           356,178
   Accrued interest ........................................      203,578          41,079
   Other liabilities .......................................      183,466         216,009
                                                             ------------    ------------
      Total current liabilities ............................    2,572,718       7,629,099
                                                             ------------    ------------

Long-term debt, excluding current portion (Note 7a) ........       13,942       1,967,169
                                                             ------------    ------------


Distributions received in excess of basis
   in investment (Notes 6a  and 6b) ........................   15,792,373      14,498,208
                                                             ------------    ------------

Other liabilities ..........................................      144,000         123,831
                                                             ------------    ------------

Minority interest in consolidated subsidiary (Note 6c) .....      852,677       1,712,677
                                                             ------------    ------------


Shareholders' deficit:
   Common stock, $.01 par value, 50,000,000 shares
     authorized, 27,250,000 shares issued and outstanding ..      272,500         272,500
   Additional paid-in capital ..............................    1,730,049       1,730,049
   Accumulated deficit .....................................  (15,638,293)    (19,040,805)
                                                             ------------    ------------
                                                              (13,635,744)    (17,038,256)
   Less note receivable from shareholder (Note 3b) .........   (2,291,492)     (2,291,492)
                                                             ------------    ------------
     Total shareholders' deficit ...........................  (15,927,236)    (19,329,748)
                                                             ------------    ------------

Commitments and contingencies (Notes 4b, 5a, 6c, 8 and 10)

                                                             $  3,448,474    $  6,601,236
                                                             ============    ============
















          See accompanying notes to consolidated financial statements.


                                   Page A-15

                      SPORTS ARENAS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    YEARS ENDED JUNE 30, 2001, 2000, AND 1999

                                                                2001           2000             1999
                                                             -----------    -----------    -----------
Revenues:
   Bowling ...............................................   $ 2,209,585    $ 2,578,455    $ 2,663,865
   Rental ................................................       444,635        644,886        571,094
   Golf ..................................................     1,527,117      1,119,457        383,803
   Other .................................................       132,442        209,671        172,996
   Other-related party (Note 6b) .........................       178,957        171,966        165,253
                                                             -----------    -----------    -----------
                                                               4,492,736      4,724,435      3,957,011
                                                             -----------    -----------    -----------
Costs and expenses:
   Bowling ...............................................     1,851,210      2,065,872      1,952,352
   Rental ................................................       264,435        304,342        274,010
   Golf ..................................................     2,185,213      1,750,420      1,031,301
   Development ...........................................       156,688        225,679        181,018
   Selling, general, and administrative (Note 3a) ........     3,177,126      3,377,670      3,700,417
   Depreciation and amortization .........................       301,260        387,021        381,496
   Provision for impairment losses (Notes 4a, and 6d) ....          --           37,926         90,629
                                                             -----------    -----------    -----------
                                                               7,935,932      8,148,930      7,611,223
                                                             -----------    -----------    -----------

Loss from operations .....................................    (3,443,196)    (3,424,495)    (3,654,212)
                                                             -----------    -----------    -----------

Other income (expenses):
   Investment income:
     Related party (Notes 3a and 3b) .....................        28,926         38,450        145,276
     Other ...............................................         3,697         11,292         21,433
   Interest expense related to development activities ....      (235,208)      (266,001)      (245,353)
   Interest expense and amortization of finance costs ....      (390,265)      (361,929)      (340,870)
   Equity in income of investees (Note 6a) ...............       159,977        377,620        571,793
   Gain on sale of office building (Note 10) .............     2,764,483           --             --
   Gain on sale of bowling center building (Note 12) .....       482,487           --             --
   Gain on sale of undeveloped land (Note 4b) ............     5,544,743           --             --
                                                             -----------    -----------    -----------
                                                               8,358,840       (200,568)       152,279
                                                             -----------    -----------    -----------

Income (loss) from continuing operations before
  minority interest ......................................     4,915,644     (3,625,063)    (3,501,933)

Minority interest in consolidated subsidiary (Note 6c) ...    (1,312,410)          --             --
                                                             -----------    -----------    -----------
                                                               3,603,234     (3,625,063)    (3,501,933)
Extraordinary losses from:
   Early extinguishment of debt (Note 7a) ................          --             --          (78,997)
   Early extinguishment of investee debt (Note 6a) .......      (200,722)          --          (98,500)
                                                             -----------    -----------    -----------

Net income (loss) ........................................   $ 3,402,512    ($3,625,063)   ($3,679,430)
                                                             ===========    ===========    ===========

Basic and diluted net income (loss) per common share from:
   Continuing operations .................................     $ 0.13        ($ 0.13)       ($ 0.13)
   Extraordinary items ...................................      (0.01)          --            (0.01)
                                                               ------         ------         ------
                                                               $ 0.12        ($ 0.13)       ($ 0.14)
                                                               ======         ======         =======

          See accompanying notes to consolidated financial statements.


                                   Page A-16

                      SPORTS ARENAS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
                    YEARS ENDED JUNE 30, 2001, 2000, AND 1999




                                           Common Stock                                       Note
                                      ---------------------   Additional                   Receivable
                                       Number of                paid-in      Accumulated      From
                                        Shares      Amount      Capital        Deficit     Shareholder       Total
                                      ----------   --------   ----------   ------------    -----------    ------------


Balance at June 30, 1998 ..........   27,250,000   $272,500   $1,730,049   ($11,736,312)   ($2,187,206)   ($11,920,969)

Interest accrued ..................         --         --           --             --         (104,286)       (104,286)
Net loss ..........................         --         --           --       (3,679,430)          --        (3,679,430)
                                      ----------   --------   ----------   ------------    -----------    ------------

Balance at June 30, 1999 ..........   27,250,000    272,500    1,730,049    (15,415,742)    (2,291,492)    (15,704,685)

Net loss ..........................         --         --           --       (3,625,063)          --        (3,625,063)
                                      ----------   --------   ----------   ------------    -----------    ------------

Balance at June 30, 2000 ..........   27,250,000    272,500    1,730,049    (19,040,805)    (2,291,492)    (19,329,748)

Net income ........................         --         --           --        3,402,512           --         3,402,512
                                      ----------   --------   ----------   ------------    -----------    ------------

Balance at June 30, 2001 ..........   27,250,000   $272,500   $1,730,049   ($15,638,293)   ($2,291,492)   ($15,927,236)
                                      ==========   ========   ==========   ============    ===========    ============






          See accompanying notes to consolidated financial statements.


                                   Page A-17

                      SPORTS ARENAS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEARS ENDED JUNE 30, 2001, 2000, AND 1999

                                                                2001           2000           1999
                                                            -----------    -----------    -----------
Cash flows from operating activities:
Net income (loss) .......................................   $ 3,402,512    ($3,625,063)   ($3,679,430)
  Adjustments to reconcile net loss to the net cash used
    by operating activities:
      Amortization of deferred financing costs ..........        18,846          9,120         13,565
      Depreciation and amortization .....................       301,260        387,021        381,496
      Equity in income of investees .....................      (159,977)      (377,620)      (473,293)
      Deferred income ...................................        48,000         48,000         48,000
      Interest income accrued on note receivable from
        shareholder .....................................          --             --         (104,286)
      Interest accrued on assessment district obligations       235,208        266,001        245,353
      Provision for note receivable- affiliate ..........          --             --          390,000
      Provision for impairment losses ...................          --           37,926         90,629
      (Gain) loss on sale of assets .....................    (8,781,237)         1,793           --
      Minority interest in consolidated subsidiary ......     1,312,410           --             --
      Extraordinary loss on debt extinguishment .........       200,722           --           78,997
    Changes in assets and liabilities:
      (Increase) decrease in other receivables ..........      (125,201)       (77,106)        50,023
     (Increase) decrease in inventories .................      (280,205)         5,254         (7,565)
     (Increase) decrease in prepaid expenses ............        93,678        (39,051)        46,467
      Increase (decrease) in accounts payable ...........       (88,176)       343,280       (124,644)
      Increase (decrease) in accrued expenses and other
        liabilities .....................................       199,337       (230,906)       239,905
      Other .............................................        38,317         (8,705)        26,793
                                                            -----------    -----------    -----------
        Net cash used by operating activities ...........    (3,584,506)    (3,260,056)    (2,777,990)
                                                            -----------    -----------    -----------
Cash flows from investing activities:
   Decrease in notes receivable .........................        73,866         30,963         40,684
   Additions to property and equipment ..................      (507,336)      (335,920)      (140,801)
   Proceeds from sale of office building ................     1,662,337           --             --
   Proceeds from sale of bowling center building ........     2,047,328           --             --
   Proceeds from sale of undeveloped land ...............     3,616,066        190,362           --
   Proceeds from sale of other assets ...................         5,000           --             --
   Increase in development costs on undeveloped land ....       (30,755)      (109,850)        (7,454)
   Distributions received from investees ................     1,559,000      2,193,400      1,419,671
   Contributions to investees ...........................      (200,000)       (43,319)          --
   Distribution to holders of minority interest .........    (2,172,410)          --          (50,000)
                                                            -----------    -----------    -----------
        Net cash provided by investing activities .......     6,053,096      1,925,636      1,262,100
                                                            -----------    -----------    -----------
Cash flows from financing activities:
   Scheduled principal payments .........................      (213,772)      (283,598)      (261,528)
   Proceeds from short-term borrowings ..................     1,200,000      1,900,000           --
   Payments of short-term borrowings ....................    (1,300,000)      (550,000)          --
   Proceeds from refinancing of long-term debt ..........          --             --        1,975,000
   Loan costs ...........................................       (22,598)          --          (62,598)
   Extinguishment of long-term debt .....................    (1,650,977)       (75,927)    (1,147,561)
   Costs to extinguish long-term debt ...................          --             --          (45,977)
   Other ................................................        20,000           --             --
                                                            -----------    -----------    -----------
        Net cash provided (used) by financing activities     (1,967,347)       990,475        457,336
                                                            -----------    -----------    -----------
Net increase (decrease) in cash and equivalents .........       501,243       (343,945)    (1,058,554)
Cash and cash equivalents, beginning of year ............        13,961        357,906      1,416,460
                                                            -----------    -----------    -----------
Cash and cash equivalents, end of year ..................   $   515,204    $    13,961    $   357,906
                                                            ===========    ===========    ===========

           See accompanying notes to consolidated financial statements

                                   Page A-18

                      SPORTS ARENAS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                    YEARS ENDED JUNE 30, 2001, 2000, AND 1999



SUPPLEMENTAL CASH FLOW INFORMATION:
                                2001        2000          1999
                             ---------   ---------      ---------
   Interest paid             $ 196,000   $ 326,000      $ 341,000
   -------------             =========   =========      =========

Supplemental schedule of non-cash investing and financing activities:

During the year ended June 30, 2001 the Company sold equipment for $5,000 which had a cost of $24,250 and accumulated depreciation of $9,240.

During  the  year  ended  June  30,  2001,  the  Company   abandoned   leasehold
    improvements with a cost of $18,536 and accumulated depreciation of $18,070.

During the year ended June 30, 2000, the Company discarded fully depreciated equipment with a cost and accumulated depreciation of $112,829.

During  the  year  ended  June  30,  2000,  the  Company   abandoned   leasehold
    improvements with a cost of $13,317 and accumulated depreciation of $12,162.




























          See accompanying notes to consolidated financial statements.


                                   Page A-19

                      SPORTS ARENAS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    YEARS ENDED JUNE 30, 2001, 2000 AND 1999

1. Summary of significant accounting policies and practices:

    Description of business- The Company, primarily through its subsidiaries, owns and operates two bowling centers (one of which was closed in December 2000), an apartment project (50% owned), one office building (sold in December 2000), a graphite golf club shaft manufacturer, and undeveloped land (sold in June 2001). The Company also performs a minor amount of services in property management and real estate brokerage related to commercial leasing.

    Principles  of  consolidation  -  The  accompanying  consolidated  financial statements include the accounts of Sports Arenas, Inc. and all subsidiaries and partnerships more than 50 percent owned or in which there is a controlling financial interest (the Company). All material inter-company balances and transactions have been eliminated. The minority interests' share of the net loss of partially owned consolidated subsidiaries have been recorded to the extent of the minority interests' contributed capital. The Company uses the equity method of accounting for investments in entities in which its ownership interest gives the Company the ability to exercise significant influence over operating and financial policies of the investee. The Company uses the cost method of accounting for investments in which it has virtually no influence over operating and financial policies.

    Cash and cash equivalents - Cash and cash equivalents only include highly liquid investments with original maturities of less than 3 months. There were no cash equivalents at June 30, 2001 and 2000.

    Inventories - Inventories are stated at the lower of cost (first-in, first-out) or market and relate to golf club shaft manufacturing.

    Property and equipment - Depreciation and amortization are provided on the straight-line method based on the estimated useful lives of the related assets, which are 20 years for the buildings and range from 3 to 15 years for the other assets.

    Investments - The Company's purchase price in March 1975 of the one-half interest in UCV, L.P. exceeded the equity in the book value of net assets of the project at that time by approximately $1,300,000. The excess was allocated to land and buildings based on their relative fair values. The amount allocated to buildings is being amortized over the remaining useful lives of the buildings and the amortization is included in the Company's depreciation and amortization expense.

    Income taxes - The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

    Amortization of intangible assets - Deferred loan costs are being amortized over the terms of the loans on the straight-line method, which approximates the effective interest method. Unamortized loan costs related to loans refinanced or paid prior to their contractual maturity are written off.

    Valuation  impairment  - SFAS  No.  121,"Accounting  for the  Impairment  of
        Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows (undiscounted and without interest) expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair values of the assets.

    Concentrations of credit risk - Financial instruments which potentially subject the Company to concentrations of credit risk are the notes receivable described in Note 3.

                                   Page A-20

    Fair value of financial instruments - The following methods and assumptions were used to estimate the fair value of each class of financial instruments where it is practical to estimate that value:

        Cash, cash equivalents,  other receivables,  accounts payable, and notes payable-short term - the carrying amount reported in the balance sheet approximates the fair value due to their short-term maturities.

        Note receivable-affiliate - It is impractical to estimate the fair value of the note receivable-affiliate due to the related party nature of the instrument.

        Long-term debt - the fair value was determined by discounting future cash flows using the Company's current incremental borrowing rate for similar types of borrowing arrangements. The carrying value of long-term debt reported in the balance sheet approximates the fair value.

    Use of estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and reported amounts of revenue and expenses during the reporting period to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from these estimates.

    Loss per share- Basic  earnings  per share is computed by dividing  earnings
        (loss) by the weighted average number of common shares outstanding during each period. Diluted earnings per share is computed by dividing the amount of income (loss) for the period by each share that would have been outstanding assuming the issuance of common shares for all potentially dilutive securities outstanding during the reporting period. The Company currently has no potentially dilutive securities outstanding. The weighted average shares used for basic and diluted earnings per share computation was 27,250,000 for each of the years in the three-year period ended June 30, 2001.

    Reclassification- Certain 2000 and 1999 amounts have been reclassified to conform to the presentation used in 2001.

2.  Inventories:

    Inventories consist of the following:
                                        2001         2000
                                     ---------    ---------
        Raw materials ............   $ 145,013    $ 105,552
        Work in process ..........     200,192      107,317
        Finished goods ...........     297,906      118,437
                                     ---------    ---------
                                       643,111      331,306
          Less valuation allowance     (58,000)     (26,400)
                                     ---------    ---------
                                     $ 585,111    $ 304,906
                                     =========    =========

3. Notes receivable:

    (a)Affiliate - The Company made unsecured loans to Harold S. Elkan, the Company's President and, indirectly, the Company's majority shareholder, and recorded interest income of $28,926, $38,450, and $40,990 in 2001, 2000, and 1999, respectively. The loans bear interest at 8 percent per annum and are due in annual installments of interest plus principal payments of $50,000 due on December 31 of each year until maturity. The balance is due on January 1, 2002.

        Elkan's primary source of repayment of unsecured loans from the Company is withholding from compensation received from the Company. Due to the Company's financial condition, there is uncertainty about the Company's ability to continue funding the additional compensation necessary to repay the unsecured loans. Therefore, during the year ended June 30, 1999, the Company recorded a $390,000 charge to reflect the uncertainty of the collectability of the unsecured loans. This charge was included in selling, general and administrative expense. The Company also discontinued recording the interest income on the loans except to the extent that balance of the loans remained below $390,000. As of June 30, 2001, $4,339 of interest accrued on the loans was unrecorded.

                                   Page A-21

    (b) Shareholder - In December 1990, the Company loaned $1,061,009 to the Company's majority shareholder, Andrew Bradley, Inc. (ABI), which is 88% owned by Harold S. Elkan, the Company's President. The loan provided funds to ABI to pay its obligation related to its purchase of the Company's stock in November 1983. The loan to ABI provides for interest to accrue at an annual rate of prime plus 1-1/2 percentage points (8.25 percent at June 30, 2001) and to be added to the principal balance annually. The loan is due in November 2003. The loan is collateralized by 10,900,000 shares of the Company's stock. The original loan amount plus accrued interest of $1,230,483 is presented as a reduction of shareholders' equity because ABI's only asset is the stock of the Company. The Company recorded interest income from this note of $104,286 in 1999.

        Effective January 1, 1999, the Company discontinued recognizing the accrual of interest income on the note receivable from shareholder. This policy was adopted in recognition that the shareholder's most likely source of funds for repayment of the loan is from sale of the Company's stock or dividends from the Company and that the Company has unresolved liquidity problems. The cumulative amount of interest that accrued but was not recorded was $620,007 as of June 30, 2001 ($359,797 as of June 30, 2000).

4. Undeveloped land:

    (a) In August 1984, the Company acquired approximately 500 acres of undeveloped land in Lake of Ozarks, Missouri from an entity controlled by Harold S. Elkan (Elkan). The purchase price approximated the affiliate's original purchase price. On September 7, 1999, the Company sold the land for cash of $215,000, less selling expenses of $24,638. As a result of the sale, the Company recorded a provision for impairment loss as of June 30, 1999 of $90,629 to reduce the carrying value to the net sales proceeds realized.

    (b) RCSA Holdings, Inc. (RCSA), a wholly owned subsidiary of the Company, owns a 50 percent managing general partnership interest in Old Vail Partners, a general partnership (OVPGP), which owned 33 acres of undeveloped land in Temecula, California. On September 23, 1999, the other partner assigned his partnership interest to Downtown Properties, Inc., a wholly owned subsidiary of the Company (see Note 6c). This land was sold on June 1, 2001.

        The carrying value of the property consisted of the following as of June 30, 2000:

               Acres ...............................        33
               Acquisition cost ....................   $ 2,142,789
               Capitalized assessment district costs     1,434,315
               Other development planning costs ....       333,214
                                                       -----------
                                                         3,910,318
               Provision for impairment loss .......    (2,409,000)
                                                       -----------
                                                       $ 1,501,318
                                                       ===========

        The 33 acres of land owned by OVPGP was located within a special assessment district of the County of Riverside, California (the County) which was created to fund and develop roadways, sewers, and other required infrastructure improvements in the area necessary for the owners to develop their properties. Property within the assessment district is collateral for an allocated portion of the bonded debt that was issued by the assessment district to fund the improvements. The annual payments (required in semiannual installments) due related to the bonded debt are approximately $144,000. The payments continue through the year 2014 and include interest at approximately 7-3/4 percent. OVPGP had been delinquent in the payment of property taxes and assessments for over the last eight years. As of June 30, 2000 the property had been subject to default judgments to the County of Riverside, California totaling approximately $2,132,421 regarding delinquent assessment district payments ($1,776,243) and property taxes ($356,178).

        The County had scheduled the 33 acres for public sale for the defaulted property taxes on September 27, 1999. OVPGP had unsuccessfully attempted to negotiate a payment plan with the County subject to the successful

                                   Page A-22
        resolution of the zoning problems with the property described below. On September 23, 1999 OVPGP filed a petition for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court. The primary claim affected by this action was the County's secured claim for delinquent taxes and assessment district payments. OVPGP's plan was to use the relief from stay to continue its efforts to negotiate a settlement of the zoning issues described below, and restore the economic value of the property. The bankruptcy proceeding was dismissed on February 15, 2000 with the concurrence of OVPGP. This dismissal allowed the County of Riverside to proceed with a public sale of the property within 45 days after giving notice. On June 23, 2000, the County of Riverside agreed to remove the property from the planned public sale originally scheduled for June 26, 2000 in exchange for an immediate payment of $330,000 with the balance of property taxes due on December 29, 2000. Separately, the County of Riverside stated that a foreclosure sale related to the default judgement for assessment district payments would not be scheduled until some time after January 1, 2001. On January 19, 2001, the County of Riverside agreed to extend the due date to March 30, 2001 with three options to extend the due date to August 1, 2001. Each extension option requires a payment of $25,000. Payments were made to extend the agreement to May 31, 2001.

        As a result of the County's judgements for defaulted taxes the Company recorded a $2,409,000 provision for impairment loss during the year ended June 30, 1997 to reduce the carrying value on the 33-acre parcel to its estimated fair market value related to the City of Temecula's effective down-zoning of the property. The estimated fair market value was determined based on cash flow projections and comparable sales.

        The following is summarized balance sheet information of OVPGP included in the Company's consolidated balance sheet as of June 30, 2001 and 2000:
                                                         2001      2000
                                                         ----   ---------
            Assets:
              Undeveloped land.........................   --    $1,501,318
            Liabilities:
              Assessment district obligation-in default   --     2,831,180
              Accrued property taxes ..................   --       356,178

        The delinquent principal, interest and penalties ($1,776,243) and the remaining principal balance of the allocated portion of the assessment district bonds ($1,054,937) were classified as "Assessment district obligation- in default" in the consolidated balance sheet at June 30, 2000. In addition, accrued property taxes in the balance sheet at June 30, 2000 includes $356,178 of delinquent property taxes and late fees related to the 33-acre parcel.

        In November 1993, the City of Temecula adopted a general development plan that designated the property owned by OVPGP as suitable for "professional office" use, which is contrary to its zoning as "commercial" use. As part of the adoption of its general development plan, the City of Temecula adopted a provision that, until the zoning is changed on properties affected by the general plan, the general plan shall prevail when a use designated by the general plan conflicts with the existing zoning on the property. The result was that the City of Temecula had effectively down-zoned OVPGP's property from a "commercial" to "professional office" use. The property was subject to assessment district obligations that were allocated in 1989 based on a higher "commercial" use. Since the assessment district obligations were not subject to reapportionment as a result of re-zoning, a "professional office" use was not economically feasible due to the disproportionately high allocation of assessment district costs. OVPGP filed suit against the City of Temecula claiming that, if the effective re-zoning was valid, the action was a taking and damaging of OVPGP's property without payment of just compensation. OVPGP was seeking to have the effective re-zoning invalidated and an unspecified amount of damages. A stipulation was entered that dismissed this suit without prejudice and agreed to toll all applicable statute of limitations while OVPGP and the City of Temecula attempted to informally resolve this litigation. On October 23, 2000, the City of Temecula's city council granted preliminary approval of OVPGP's request for re-zoning and general plan amendment related to a development plan which includes a combination of multi-family and commercial uses. On November 28, 2000 the re-zoning and general plan amendment requested by OVPGP were adopted by the City of Temecula and OVPGP abandoned its legal claims against the City of Temecula.

        On June 1, 2001, the Company sold the 33 acres to an unrelated developer for $6,375,000 cash plus assumption of the non-delinquent balance of the assessment district obligation ($1,001,274) and recorded a gain of $5,544,743. The cash proceeds were used to pay $2,459,477 of delinquent taxes and assessments related to the property and $299,458 of selling expenses.

                                   Page A-23

        The following is a summary of the results from operations of the development activities related to this undeveloped land included in the financial statements:
                                                2001        2000
                                              --------    --------
            Development costs .............    157,000     226,000
            Allocated SG&A ................     20,000      20,000
                                              --------    --------
            Loss from operations ..........   (177,000)   (246,000)
            Interest expense- development .    235,000     266,000
                                              --------    --------
            Loss from continuing operations   (412,000)   (512,000)
                                              ========    ========


   5. Intangible assets:

      Intangible assets consisted of the following as of June 30, 2001 and 2000:

                                                   2001         2000
                                                ---------    ---------
            Deferred lease costs:
              Subleasehold interest .........   $ 111,674    $ 111,674
                Less accumulated amortization     (35,585)     (33,689)
              Lease inception fee ...........     232,995      232,995
                Less accumulated amortization    (158,427)    (121,143)
                                                ---------    ---------
                                                  150,657      189,837
                                                ---------    ---------
            Deferred loan costs .............        --         82,598
                Less accumulated amortization        --        (26,312)
                                                ---------    ---------
                                                     --         56,286
                                                ---------    ---------
                                                $ 150,657    $ 246,123
                                                =========    =========

    (a) The Company is a sublessor of a parcel of land that is subleased to individual owners of a condominium project. The Company capitalized $111,674 of carrying costs prior to subleasing the land in 1980. The Company is amortizing the capitalized carrying costs over the period of the subleases on the straight-line method. The future minimum rental payments payable by the Company to the lessor on the lease are approximately $162,000 per year for the remaining term of 42 years (aggregate of $6,804,000). The Company is obligated to pay the greater of a base rent (currently $162,000), adjusted every five years based on an increase in a consumer price index, or 85 percent of the minimum rent due from the sublessees. The minimum rent had been $81,000 annually until October 1, 1998. The future minimum rents due to the Company from the sublessees are approximately $164,000 per year for the remaining term of 42 years (aggregate of approximately $6,888,000). The subleases provide for increases every five years based on increases in a consumer price index.

    (b) In March 1997 the Company paid $232,995 to the lessor of the real estate in which the Grove bowling center is located. The payment represented the balance due for a deferred lease inception fee. The fee is being amortized over the then remaining lease term of 75 months.

                                   Page A-24

6. Investments:
   (a) Investments consist of the following:
                                                    2001            2000
                                                ------------    ------------
      Accounted for on the equity method:
         Investment in UCV, L.P. ............   $(15,792,373)   $(14,498,208)
         Vail Ranch Limited Partnership .....        405,446         564,446
                                                ------------    ------------
                                                 (15,386,927)    (13,933,762)
         Less Investment in UCV, L.P. .......
          classified as liability-
            Distributions received in excess
             of basis in  investment ........     15,792,373      14,498,208
                                                ------------    ------------
                                                     405,446         564,446
                                                ------------    ------------
      Accounted for on the cost basis:
         All Seasons Inns, La Paz ...........         37,926          37,926
           Less provision for impairment loss        (37,926)        (37,926)
                                                ------------    ------------
            Total investments ...............   $    405,446    $    564,446
                                                ============    ============

    The following is a summary of the equity in income (loss) (before extraordinary losses of $200,722 and $98,500 related to UCV, L.P. during the years ended June 30, 2001 and 1999, respectively):

                                              2001         2000        1999
                                           ---------    ---------    --------
          UCV, L.P. ....................   $ 318,977    $ 437,420    $516,713
          Vail Ranch Limited Partnership    (159,000)     (59,800)     55,080
                                           ---------    ---------    --------
                                           $ 159,977    $ 377,620    $571,793
                                           =========    =========    ========

   (b) Investment in UCV, L.P. (real estate operation segment):

        The Company is a one percent managing general partner and 49 percent limited partner in UCV, L.P. (UCV) which owns University City Village, a 542 unit apartment project in San Diego, California. The following is summarized financial information of UCV as of and for the years ended March 31 (UCV's fiscal year end):

                                        2001          2000          1999
                                    ----------   -----------   -----------
     Total assets ...............    5,109,000   $ 3,013,000   $ 2,556,000
     Total liabilities ..........   33,480,000    29,630,000    25,511,000

     Revenues ...................    5,085,000     4,824,000     4,622,000
     Operating and general and
       administrative costs .....    1,611,000     1,658,000     1,510,000
     Depreciation ...............       19,000        26,000        29,000
     Interest and amortization of
       loan costs ...............    2,797,000     2,265,000     2,049,000
     Other expenses .............       20,000          --            --
     Extraordinary loss from
       early debt extinguishment       401,000          --         197,000
     Net income .................      237,000       875,000       837,000

    The apartment project is managed by the Company, which recognized management fee income of $130,957, $123,966, and $117,253 in the twelve-month periods ended June 30, 2001, 2000, and 1999, respectively. In addition, pursuant to a development fee agreement with UCV dated July 1, 1998, the Company received development fees totaling $96,000 each in the years ended June 30, 2001, 2000 and 1999, of which $48,000 in each year was recorded as deferred income.

    A reconciliation of distributions received in excess of basis in UCV as of June 30 is as follows:

                                          2001            2000
                                      ------------    ------------
          Balance, beginning ......   $ 14,498,208    $ 12,688,808
          Equity in income, net ...       (118,255)       (437,420)
          Cash distributions ......      1,559,000       2,193,400
          Cash contributions ......       (200,000)           --
          Amortization of purchase
            price in excess
            of equity in net assets         53,420          53,420
                                      ------------    ------------
          Balance, ending .........   $ 15,792,373    $ 14,498,208
                                      ============    ============

                                   Page A-25

  (c)Investment in Old Vail Partners and Vail Ranch Limited Partnership (real estate development segment):

     RCSA and OVGP, Inc. (OVGP), wholly-owned subsidiaries of the Company, own a combined 50 percent general and limited partnership interest in Old Vail Partners, L.P. , a California limited partnership (OVP). OVP owns a 60 percent limited partnership interest in Vail Ranch Limited Partnership
     (VRLP). The other partner in OVP holds a liquidating limited partnership interest which entitles him to 50 percent of future distributions up to $2,450,000, of which $1,360,000 has been paid through June 30, 2001 ($860,000 in 2001, $50,000 in 1999 and $450,000 in 1998). This limited partner's capital account balance is presented as "Minority interest" in the consolidated balance sheets. Three other parties were granted liquidating partnership interests related to either their efforts with achieving the zoning approval for the 33 acres described in Note 4b or making a loan to the Company that was used to fund payments to the County of Riverside for delinquent taxes. These partners received distributions totaling $1,312,410 from the sale of the undeveloped land in the year ended June 30, 2001 and their limited partnership interests were liquidated.

      VRLP is a partnership formed in September 1994 between OVP and a third party (Developer) to develop 32 acres of the land that was contributed by OVP to VRLP. During the fiscal year ended June 30, 1997, VRLP constructed a 107,749 square foot retail complex which utilized approximately 14 of the 27 developable acres. On January 1, 1998, VRLP sold the retail complex for $9,500,000. On August 7, 1998, VRLP executed a limited liability company operating agreement for Temecula Creek, LLC (Temecula Creek) with the buyer of the retail center to develop the remaining 13 acres. VRLP, as a 50 percent member and the manager, contributed the remaining 13 acres of developable land at an agreed upon value of $2,000,000 and the other member contributed cash of $1,000,000, which was distributed to VRLP as a capital distribution.

      The Company recorded a provision for impairment loss of $480,000 in June 1998 to reduce the carrying value of its investment in VRLP to reflect an amount equal to the estimated distributions the Company would receive based on the estimated fair market value of VRLP's assets and liabilities as of June 30, 1998.

      As a result of the sale of the property in January 1998, OVP received distributions totaling $1,772,511 in the year ended June 30, 1998. OVP received additional distributions totaling $646,171 in 1999 related to the distribution VRLP received from the limited liability company and miscellaneous property tax refunds. Hereafter, VRLP's partnership agreement provides for OVP to receive 60 percent of future distributions, income and loss.

      The following is summarized financial information of VRLP as of June 30, 2001 and 2000 and for the years then ended:

                                              2001         2000
                                           ---------    ---------
        Assets:
          Investment in Temecula Creek .   $ 558,000    $ 822,000
          Other assets .................      10,000       14,000
              Total assets .............     568,000      836,000
        Total liabilities ..............      14,000       17,000
        Partners' capital ..............     554,000      819,000
        Revenues .......................        --         10,000
        Equity in loss of Temecula Creek    (264,000)     (39,000)
        Net income (loss) ..............    (265,000)     (86,000)

      The following is a reconciliation of the investment in Vail Ranch Limited
      Partnership:

                                         2000         2000
                                      ---------    ---------
        Balance, beginning ........   $ 564,446    $ 580,927
        Contributions .............        --         43,319
        Equity in net income (loss)    (159,000)     (59,800)
                                      ---------    ---------
        Balance, ending ...........   $ 405,446    $ 564,446
                                      =========    =========

                                   Page A-26

   (d) Other investment:

    The Company owns 6 percent limited partnership interests in two partnerships that own and operate a 109-room hotel (the Hotel) in La Paz, Mexico (All Seasons Inns, La Paz). The cost basis of this investment ($162,629) has been reduced by provisions for impairment loss of $37,926 recorded in the year ended June 30, 2000 and $125,000 recorded in the year ended June 30, 1991. On August 13, 1994, the partners owning the Hotel agreed to sell their partnership interests to one of the general partners. The total consideration to the Company ($123,926) was $2,861 cash at closing (December 31, 1994) plus a $121,065 note receivable bearing interest at 10 percent with installments of $60,532 plus interest due on January 1, 1996 and 1997. Due to financial problems, the note receivable was initially restructured so that all principal was due on January 1, 1997, however, only an interest payment of $12,106 was received on that date. Because the cash consideration received at closing was minimal, the Company has not recorded the sale of its investment. The cash payments of $27,074 received to date (representing accrued interest through December 1996) were applied to reduce the cost of the investment.

7. Long-term and short-term debt:

   (a) Long-term debt consists of the following:
                                                             2001       2000
                                                          ---------  ----------
      8.15% note  payable  collateralized  by first
         trust deed on land and  office  building.
         Loan  assumed  by  buyer  of  office
         building in December 2000......................  $   --     $1,957,592

      10-3/4% note payable collateralized by
         partnership interest in Old Vail Partners (OVP),
         principal is due in monthly payments of $6,458
         plus interest at a variable rate (prime plus
         1-1/2 points) adjusted monthly. The loan is
         guaranteed by Harold S. Elkan.  The balance
         is due July 2001...............................    6,458        83,960

      8% note payable  collateralized  by real estate
         and equipment at Valley  Bowling  Center.
         Paid in December  2000 upon sale of
         bowling center building........................      --      1,680,920

      10-1/2%  note  payable   collateralized   by  of
         manufacturing equipment,  due in monthly
         installments of $8,225,  including principal
         and interest.  Balance paid May 2001...........      --         79,138

      Other.............................................   39,484        39,559
                                                         --------    ----------
                                                           45,942     3,841,169
      Less current maturities                             (32,000)   (1,874,000)
                                                         --------    ----------
                                                         $ 13,942    $1,967,169
                                                         ========    ==========

    Property and equipment held as collateral for the notes are carried at historical cost less valuation adjustments.

    On May 11, 1999 the Company used the proceeds of a $1,975,000 loan to payoff an existing note payable of $1,147,560. The prepayment of the existing note resulted in a prepayment penalty of $45,977 and the write-off of unamortized loan fees of $33,020, both of which were charged to extraordinary loss from early extinguishment of debt.

    The principal payments due on notes payable during the next five fiscal years are as follows: $32,000 in 2002, $8,000 in 2003, and $6,000 in 2004.


    (b) In November 1997, the Company entered into a short-term loan agreement with Loma Palisades, Ltd. (Loma), an affiliate of the Company's partner in UCV, whereby Loma would lend the Company up to $800,000. The loan bore interest at "Wall Street" prime rate plus 1 percent on the amounts

                                   Page A-27
        drawn. Interest was payable monthly, the principal was due within 30 days of demand and the agreement expired in May 1998. During the year ended June 30, 1998, the Company borrowed $400,000, which was paid in January and May 1998. The Company's borrowings from this short term loan averaged $115,000 during the year ended June 30, 1998.

    (c) On August 24, 1999 and September 25, 1999 the Company borrowed a total of $550,000 from the Company's partner in UCV on an unsecured note payable. Payments of interest only were due monthly at a base rate plus 1 percent (9-1/4% at September 25, 1999). The loan plus interest of $4,562 was paid on October 14, 1999.

    (d) The Company borrowed a total of $2,550,000 ($1,350,000 and $1,200,000 in the years ended June 30, 2000 and 2001, respectively) from the Company's partner in UCV (Lender) of which $1,300,000 was paid during 2001. The loans are unsecured, due on demand and bear interest at monthly at a base rate plus 1 percent (7.75% at June 30, 2001). The Company admitted the Lender and an affiliate of the Lender as partners in Old Vail Partners with a liquidating partnership interest for which they received combined distributions of $112,410 in the year ended June 30, 2001 and their partnership interests were liquidated. The Company's also agreed to provide the Lender with an ownership interest in Penley Sports that would provide the Lender with a 10 percent interest in profits and distributions.


8. Commitments and contingencies:

    (a) The Company leases its bowling center (Grove) under an operating lease. The lease agreement for the Grove bowling center provides for approximate annual minimum rentals in addition to taxes, insurance, and maintenance as follows: $360,000 for each of the years 2002 through 2003 and $720,000 in the aggregate. This lease expires in June 2003 and contains three 5-year options at rates increased by 10-15 percent over the last rate in the expiring term of the lease. This lease also provides for additional rent based on a percentage of gross revenues, however, Grove has not yet exceeded the minimum amount of gross revenue. Rental expense for Grove bowling center was $360,000 in 2001, 2000 and 1999.

        The Company also leases its golf club shaft manufacturing plant under a ten year operating lease agreement, which commenced April 1, 2000. The lease provides for fixed annual minimum rentals in addition to taxes, insurance and maintenance for each of the years ending June 30 as follows: 2002- $227,000, 2003- $234,000, 2004- $241,000, 2005- $247,000,
        2006- $247,000, thereafter- $924,000. Commencing April 1, 2005 the lease provides for adjustments to the rent based on increases in a consumer price index, not to exceed six percent per annum. The lease also provides for two options that each extend the lease for an additional five years. The rent for the first year of the first option will be based on a five percent increase over the previous year's rent. Subsequent year's rent will be adjusted based on increases in the consumer price index. The Company had previously leased facilities for its golf club shaft manufacturing plant pursuant to an operating lease that expired June 30, 2000. Rental expense for the manufacturing facilities was $220,688 in 2001, $112,252 in 2000, of which $66,760 related to the old plant, and $53,834 in 1999.

        The Company has subleased a portion of the golf club shaft manufacturing plant. The sublease commenced November 1, 2000 and continues through October 31, 2002. Rental income from this sublease was $46,400 in the year ended June 30, 2001. The sublease calls for fixed annual minimum rentals in addition to taxes, insurance and maintenance for each of the years ending June 30 as follows: 2002- $59,000 and 2003- $20,000.

    (b) The Company's employment agreement with Harold S. Elkan expired on January 1, 1998, however the Company is continuing to honor the terms of the agreement until such time as it is able to negotiate a new contract. The agreement provides that if he is discharged without good cause, or discharged following a change in management or control of the Company, he will be entitled to liquidation damages equal to twice his salary at time of termination plus $50,000. As of June 30, 2001, his annual salary was $350,000.


                                   Page A-28

    (c) The Company is involved in other various routine litigation and disputes incident to its business. In management's opinion, based in part on the advice of legal counsel, none of these matters will have a material adverse affect on the Company's financial position.

9. Income taxes

    During the years ended June 30, 2001, 2000 and 1999, the Company has not recorded any income tax expense or benefit due to its utilization of prior loss carryforward and the uncertainty of the future realizability of deferred tax assets.

    At June 30, 2001, the Company had net operating loss carry-forwards of $10,866,000 for federal income tax purposes. The carryforwards expire from years 2002 to 2020. Deferred tax assets are primarily related to these net operating loss carryforwards and certain other temporary differences. Due to the uncertainty of the future realizability of deferred tax assets, a valuation allowance has been recorded for deferred tax assets to the extent they will not be offset by the reversal of future taxable differences. Accordingly, there are no net deferred taxes at June 30, 2001 and 2000.

    The following is a reconciliation of the normal expected federal income tax rate of 34 percent to the income (loss) in the financial statements:

                                           2001           2000           1999
                                      -----------    -----------    -----------
   Expected federal income tax
     expense (benefit) .............. $ 1,157,000    $(1,233,000)   $(1,251,000)
   Increase (decrease) in valuation
     allowance ......................  (1,312,000)      (121,000)     1,199,000
   Expiration of net operating
     loss carryforward ..............     150,000      1,340,000           --
   Other ............................       5,000         14,000         52,000
                                      -----------    -----------    -----------
   Provision for income tax expense   $      --      $      --      $      --
                                      ===========    ===========    ===========


    The following is a schedule of the significant components of the Company's deferred tax assets and deferred tax liabilities as of June 30, 2001 and 2000:

                                                      2001           2000
                                                  -----------    -----------
   Federal deferred tax assets (liabilities):
      Net operating loss carryforwards ........   $ 3,694,000    $ 3,653,000
      Accumulated depreciation and amortization       222,000        468,000
      Valuation allowance for impairment losses       683,000      1,366,000
      Other ...................................        31,000        455,000
                                                  -----------    -----------
         Total net federal deferred tax assets      4,630,000      5,942,000
         Less valuation allowance .............    (4,630,000)    (5,942,000)
                                                  -----------    -----------
   Net federal deferred tax assets ............   $      --      $      --
                                                  ===========    ===========

10. Leasing activities:

    The Company, as lessor, leased office space in an office building under operating leases that were primarily for periods ranging from one to five years, occasionally with options to renew. This office building was sold in December 2000. The Company is also a sublessor of land to condominium owners under operating leases with an approximate remaining term of 44 years which commenced in 1981 and 1982 (see Note 5).

    The following is a schedule of the Company's rental property included in property and equipment as of June 30, 2000:

        Land ...................   $   258,000
        Building ...............       773,393
        Tenant improvements ....       140,306
                                   -----------
                                     1,171,699
        Accumulated depreciation      (424,821)
                                   -----------
                                   $   746,878
                                   ===========


    On December 28, 2000 the Company sold its office building for $3,725,000 and recorded a gain of $2,764,483. The consideration consisted of the assumption of the existing loan with a principal balance of $1,950,478 and cash of $1,662,337. The cash proceeds were net of selling expenses of $163,197,


                                   Page A-29
    credits for lender impounds of $83,676, deductions for security deposits of $26,463 and prepaid rents of $6,201. The Company has been released from liability under the existing loan except for those acts, events or omissions that occurred prior to the loan assumption. The Company has occupied approximately 5,000 square feet of space in the building since 1984. The existing lease expires in September 2011. In conjunction with a lease modification with the new owner of the office building, the Company vacated the premises on April 6, 2001 and moved into the factory space occupied by its subsidiary, Penley Sports, LLC. However, because the lease commitment was a condition to the original loan agreement, the lender will only allow the Company to be conditionally released from its remaining lease obligation. In the event there is an uncured event of default by the new owner of the office building under the existing loan agreement, the Company's obligations under its lease will be reinstated to the extent there is not an enforceable lease on the Company's space. The future minimum rent payments under the lease agreement are as follows for the years ending June 30: $68,000- 2002; $70,000- 2003; $72,000- 2004; $75,000- 2005; $77,000-
    2006; $443,000 thereafter and $805,000 in the aggregate.

    The following is a summary of the results from operations of the office building included in the financial statements:

                                              2001       2000       1999
                                            --------   --------   --------
        Rents ...........................   $243,000   $477,000   $424,000
        Costs ...........................     54,000    112,000    138,000
        Allocated SG&A ..................     13,000     26,000     21,000
        Depreciation ....................     16,000     80,000     79,000
                                            --------   --------   --------
        Income from operations ..........    160,000    259,000    186,000
        Interest expense ................     81,000    167,000    137,000
                                            --------   --------   --------
        Income from continuing operations     79,000     92,000     49,000
                                            ========   ========   ========

11. Business segment information:

    The Company operates principally in four business segments: bowling centers, commercial real estate rental, real estate development, and golf club shaft manufacturing. The golf club shaft manufacturing segment commenced in January 1997 when the Company acquired a small golf club shaft manufacturer. Other revenues, which are not part of an identified segment, consist of property management and development fees (earned from both a property 50 percent owned by the Company and a property in which the Company has no ownership) and commercial brokerage.


                                   Page A-30

    The following is summarized information about the Company's operations by business segment.

                                                           Real         Real
                                                          Estate       Estate                    Unallocated
                                             Bowling     Operation   Development        Golf      And Other        Totals
                                          -----------    ----------  -----------    -----------  -----------    -----------
YEAR ENDED JUNE 30, 2001
------------------------
Revenues ..............................   $ 2,209,585    $  477,620    $    --      $ 1,527,117  $   311,399    $ 4,525,721
Depreciation and amortization .........        37,108        71,099         --          149,558       43,495        301,260
Interest expense ......................        91,117        98,750      235,208          4,048      196,350        625,473
Equity in income of investees .........          --         318,977     (159,000)          --           --          159,977
Gain on sale of assets ................       482,487     2,764,483    5,544,743           --           --        8,791,713
Segment profit (loss) .................       140,519     3,113,796    4,973,847     (2,753,777)    (591,364)     4,883,021
Investment income .....................          --            --           --             --           --           32,623
Income (loss) -continuing .............          --            --           --             --           --        4,915,644
operations
Segment assets ........................       217,610       118,785      840,867      2,106,825      164,387      3,448,474
Expenditures for segment
  assets ..............................        30,839          --         30,755        433,043       43,454        538,091

YEAR ENDED JUNE 30, 2000
------------------------
Revenues ..............................   $ 2,578,455    $  709,182    $    --      $ 1,119,457  $   381,637    $ 4,788,731
Depreciation and amortization .........       104,211       135,405         --           97,452       49,953        387,021
Impairment losses .....................          --            --           --             --         37,926         37,926
Interest expense ......................       141,777       166,528      267,022         13,473       39,130        627,930
Equity in income of investees .........          --         437,420      (59,800)          --           --          377,620
Segment profit (loss) .................      (463,375)      514,327     (572,501)    (2,750,612)    (402,644)    (3,674,805)
Investment income .....................          --            --           --             --           --           49,742
Loss from continuing
  operations ..........................          --            --           --             --           --       (3,625,063)
Segment assets ........................     1,846,575       986,767    2,066,888      1,448,947      252,059      6,601,236
Expenditures for segment
  assets ..............................        20,146         1,948      109,850        294,386       19,440        445,770

YEAR ENDED JUNE 30, 1999
------------------------
Revenues ..............................    $2,663,865    $  632,705    $    --      $   383,803  $   338,249    $ 4,018,622
Depreciation and amortization .........       108,708       134,570         --           86,103       52,115        381,496
Impairment losses .....................          --            --         90,629           --           --           90,629
Interest expense ......................       148,106       137,091      251,973         22,013       27,040        586,223
Equity in income of investees .........          --         516,713       55,080           --           --          571,793
Segment profit (loss) .................      (268,730)      582,747     (495,540)    (2,673,049)    (814,070)    (3,668,642)
Investment income .....................          --            --           --             --           --          166,709
Loss from continuing
  operations ..........................          --            --           --             --           --       (3,501,933)
Segment assets ........................     1,997,376     1,054,729    2,644,111      1,157,089      145,515      6,998,820
Expenditures for segment
  assets ..............................        38,960         2,383        7,454         96,271        3,187        148,255


                                    2001           2000           1999
                                -----------    -----------    -----------
Revenues per segment schedule   $ 4,525,721    $ 4,788,731    $ 4,018,622
Intercompany rent eliminated        (32,985)       (64,296)       (61,611)
                                -----------    -----------    -----------
Consolidated revenues .......   $ 4,492,736    $ 4,724,435    $ 3,957,011
                                ===========    ===========    ===========

                                   Page A-31

12. Significant Event:

    On December 29, 2000 the Company sold the land and building occupied by the Valley Bowling Center for $2,215,000 cash and recorded a gain of $482,487. The proceeds of the sale were used to pay the existing loan of $1,650,977 and selling expenses of $167,672. The bowling center discontinued its operations on December 21, 2000. The following is a summary of the results of operations of the bowling center included in the financial statements:

                                    2001           2000           1999
                                  ---------    -----------    -----------
        Revenues ..............   $ 439,000    $ 1,064,000    $ 1,155,000
        Costs .................     320,000        701,000        724,000
        Direct SG&A ...........      77,000        188,000        199,000
        Allocated SG&A ........      33,000         89,000         94,000
        Depreciation ..........      26,000         93,000         92,000
                                  ---------    -----------    -----------
                                    (17,000)        (7,000)        46,000
        Interest expense ......      91,000        142,000        148,000
                                  ---------    -----------    -----------
        Income (loss) from
          continuing operations    (108,000)      (149,000)      (102,000)
                                  =========    ===========    ===========

13. Supplementary Non-Cash information:

    The following is a summary of the changes to the balance sheet related to the non-cash portions of the sale of the office building, Valley Bowl real estate and undeveloped land:

                                         Office      Valley Bowl    Undeveloped
                                        Building     Real estate       Land
                                      -----------    -----------    -----------
     Receivables .................... $     6,201    $      --      $      --
     Prepaid expenses ...............     (83,676)          --             --
     Property and equipment .........  (1,171,699)    (2,434,539)          --
     Accumulated depreciation .......    (438,096)      (877,536)          --
     Undeveloped land ...............        --             --       (1,532,073)
     Deferred loan costs ............     (52,200)        (7,838)          --
     Other assets ...................     (11,516)          --             --
     Assessment district obligation .        --             --       (3,066,388)
     Property taxes in default ......        --             --         (394,392)
     Long-term debt .................  (1,950,478)          --             --
     Other liabilities ..............     (26,462)          --             --


14. Liquidity:

    The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses, has a working capital deficiency, and is forecasting negative cash flows for the next twelve months. These items raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent on either refinancing or selling certain real estate assets or increases in the sales volume of Penley.



                                   Page A-32

15. Quarterly financial data (unaudited):

    The following summarizes the condensed quarterly financial information for the Company:

                                                               QUARTERS ENDED 2001
                                              ----------------------------------------------------
                                              September 30   December 31    March 31      June 30
                                               ----------    ----------    ----------    ----------
Revenue ....................................   $1,143,386    $1,111,879    $1,075,900    $1,161,571
Total costs and expenses ...................    2,043,891     2,098,885     2,064,240     1,728,916
Gain on sale ...............................         --       3,246,970          --       5,544,743
Other income & expense, net ................     (158,222)     (150,023)      (42,575)      (82,053)
Minority interest ..........................         --            --            --      (1,312,410)
Income (loss) before extraordinary items ...   (1,058,727)    2,109,941    (1,030,915)    3,582,935
Basic and diluted net income (loss) per
   common share from:
      Continuing operations ................      (.04)          .08          (.04)          .13
      Net income (loss) ....................      (.04)          .08          (.04)          .12

                                                               QUARTERS ENDED 2000
                                              -----------------------------------------------------
                                              September 30   December 31    March 31       June 30
                                               ----------    ----------    ----------    ----------
Revenue ....................................   $  931,613    $1,000,490    $1,418,100    $1,374,232
Total costs and expenses ...................    1,831,993     1,927,187     2,164,766     2,224,984
Other income & expense, net ................         (819)      (39,306)      (90,353)      (70,090)
Income (loss) before extraordinary items ...     (901,199)     (966,003)     (837,019)     (920,842)
Basic and diluted net income (loss) per
   common share from:
      Continuing operations ................      (.03)         (.04)         (.03)         (.03)
      Net income (loss) ....................      (.03)         (.04)         (.03)         (.03)

     Certain 2001 and 2000 amounts have been reclassified to conform to the presentation used in these financial statements.









                                   Page A-33

                          INDEPENDENT AUDITORS' REPORT



To Board of Directors and Shareholders
Sports Arenas, Inc.:


We have audited the accompanying consolidated balance sheets of Sports Arenas, Inc. and subsidiaries (the "Company") as of June 30, 2001 and 2000, and the related consolidated statements of operations, shareholders' deficit and cash flows for each of the years in the three-year period ended June 30, 2001. These consolidated financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sports Arenas, Inc. and subsidiaries as of June 30, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the consolidated financial statements, the Company has suffered recurring losses, has a working capital deficiency and shareholders' deficit, and is forecasting negative cash flows from operating activities for the next twelve months. These items raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 14. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                             KPMG LLP

San Diego, California
September 7, 2001


                                   Page A-34

                               SPORTS ARENAS, INC.
                            [A DELAWARE CORPORATION]



                              CORPORATE INFORMATION

          Corporate Offices            7415 Carroll Road, Suite C
                                       San Diego, California  92121



          Directors                    Harold S. Elkan
                                       Steven R. Whitman
                                       James E. Crowley
                                       Robert A. MacNamara
                                       Patrick D. Reiley



          Officers                     Harold S. Elkan, President
                                       Steven R. Whitman, Chief Financial
                                          Officer; Secretary



          Legal Counsel                Olmstead, Cramer and Pizzuto
                                       A law corporation
                                       401 West A Street, Suite 2300
                                       San Diego, California  92101



          Auditors                     KPMG LLP
                                       750 B Street
                                       San Diego, California  92101



                                   Page A-35

                       PROXY FOR 2001 ANNUAL MEETING OF
                    THE SHAREHOLDERS OF SPORTS ARENAS, INC.

    The undersigned shareholder of Sports Arenas, Inc. hereby appoints Harold S. Elkan and Steven R. Whitman or any one of them (with full power to act alone and to designate substitutes) Proxies of the undersigned with authority to vote and otherwise represent all of the shares of the undersigned at the Annual Meeting of Shareholders to be held on December 21, 2001,or an adjourned meeting thereof, with all of the powers the undersigned would possess if personally present, upon matters noted below, and upon such other matters as may properly come before the meeting. All matters intended to be acted upon have been proposed by the Board of Directors. This Proxy confers authority to vote "FOR" each proposition unless otherwise indicated.

(1) To elect as Directors and nominees listed below:
     Harold S. Elkan          Patrick Reiley
     Steven R. Whitman        James E. Crowley
                              Robert A. MacNamara

     [  ] WITHHOLD AUTHORITY to vote for all nominees listed above
     [  ] FOR all nominees listed above, except as marked to the contrary

Note: To withhold authority to vote for an individual nominee, strike a line through the nominee's name.

(2) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

          For [  ]     Against [  ]      Abstain  [  ]

THIS PROXY IS SOLICITED  ON BEHALF OF THE BOARD OF  DIRECTORS  OF SPORTS ARENAS,
    INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

          (Continued from other side)


Dated:__________              ___________________________________
                                   Signature


                              ___________________________________
                                   Signature


                              ___________________________________
                                   Signature

                Please  sign   exactly  as  your  name  appears  on  your  stock
                certificate(s). Joint owners of the shares must each sign. Persons holding shares for the benefit of others (fiduciaries) should indicate their titles. Please sign, date and mail this Proxy in the enclosed envelope.